                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]      Preliminary Proxy Statement
[ ]      Confidential, for use of Commission only
         (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                    TELECOMMUNICATIONS INCOME FUND IX, L. P.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required
[x]      Fee computed on table below per Exchange Act
         Rules 14a-6(i) and 0-11.

                           CALCULATION OF FILING FEE

   Proposed Aggregate Consideration                       Amount of Filing Fee
           to be Received
        for Partnership Asset

             $8,800,000                                          $1,760
      -------------------------                             ----------------




[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount previously paid:
         2)  Form, Schedule or Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:

                          PROXY SOLICITATION STATEMENT
                   AND NOTICE OF MEETING OF LIMITED PARTNERS
                            TO BE HELD MAY 26, 1998

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.
                an Iowa limited partnership (the "Partnership")

           Solicitation of Proxies to Vote on Alternative Liquidation
                 Strategies and Amend the Amended and Restated
                        Agreement of Limited Partnership
                                       of
                    Telecommunications Income Fund IX, L.P.
                             100 Second Street S.E.
                            Cedar Rapids, Iowa 52401


 The approximate date on which the proxy statement and form of proxy are first sent or given to security holders is May 8, 1998

May 8, 1998


To the Holders of Units of Limited Partnership Interest (the "Units") of Telecommunications Income Fund, IX, L.P.:

This Notice of Meeting and Proxy Solicitation Statement is being furnished to the holders (the "Limited Partners") of the Units of Limited Partnership Interest in the Telecommunications Income Fund IX, L.P. (the "Partnership"), in connection with the solicitation of proxies by the Partnership to be used at the meeting of Limited Partners (the "Meeting") to be held on Monday, May 26, 1998, at 1:30 P.M. and at any adjournments or postponements thereof. The Meeting will be held at Crowne Plaza Five Seasons Hotel, 350 First Avenue, N. E., Cedar Rapids, Iowa 52401. At the Meeting, the Limited Partners will be asked to consider and vote on two alternatives relating to the activities of the Partnership during the Liquidation Phase. The approval of either Alternative One or Alternative Two requires the adoption of several amendments (the "Amendments") to the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of the Partnership.

The Partnership entered the Liquidation Phase on May 1, 1998. While in the Liquidation Phase, the Partnership will not enter into any additional leases, but will, instead, focus its activities on liquidating the assets of the Partnership to make Liquidating Distributions to the Limited Partners. The General Partner believes the two alternatives summarized below are available for operation of the Partnership during the Liquidation Phase.

         Alternative One. The Partnership would use a portion of its leases to enter into a transaction called a "Securitization," which would provide cash to be distributed immediately to the Limited Partners. The portion of the Partnership's leases and other assets not included in the Securitization would be collected by the Partnership in the ordinary course of business. Other assets of the Partnership would be liquidated as determined by the General Partner. As funds are received from such other leases or assets, they would be available for distribution to the Limited Partners.

         Alternative Two. The Partnership would continue to hold and operate all of the leases and other assets owned by the Partnership. Rental payments on leases would be collected in the ordinary course of business. Instead of having funds available for immediate distribution to Limited Partners, as in the case of Alternative One, rental payments would be available for distribution to Limited Partners only as and when received by the Partnership. Assets other than leases would be liquidated as determined by the General Partner, and funds received from such liquidations would be available for distribution to the Limited Partners when received by the Partnership.

Alternatives One and Two and the related Amendments are described in detail in the following material.

In order for the Partnership to pursue Alternative One or Alternative Two, Limited Partners holding a majority of the Units of record as of February 28, 1998 (the "Record Date") must approve one of the Alternatives and the related Amendments. Limited Partners may vote in person or by proxy. If one of the Alternatives and related Amendments are approved by Limited Partners who own more than 50% of the Units, the General Partner will pursue the selected Alternative.

If neither of the Alternatives receives the approval of Limited Partners holding a majority of the Units, the Partnership would continue to hold and operate all of the leases and other assets owned by the Partnership, but would have to liquidate all of its assets before December 31, 1999. Because of the nature of leases and other assets owned by the Partnership, the General Partner believes the continued operation of the Partnership's assets, coupled with a liquidation of the Partnership's assets before December 31, 1999 would generate cash proceeds substantially less than Alternatives One and Two.

This Proxy Solicitation is made by the General Partner on behalf of the Partnership and seeks your affirmative vote, in person or by proxy, in favor of either Alternative One or Alternative Two and the Amendments to the Partnership Agreement necessary for the selected Alternative. For the reasons set forth in the accompanying information, the General Partner recommends the Limited Partners vote in favor of Alternative One. The cost of this Proxy Solicitation is being borne by the Partnership. See "Approval by the Limited Partners."

THE PROXY SOLICITATION WILL EXPIRE AT 10 A.M. CENTRAL STANDARD TIME ON MAY 26, 1998 (THE "MEETING DATE") UNLESS EXTENDED OR TERMINATED EARLIER. PROXIES MAY BE REVOKED AT ANY TIME UP TO THE MEETING DATE (SEE "APPROVAL BY THE LIMITED PARTNERS").

ANY QUESTIONS ABOUT THIS PROXY SOLICITATION OR REQUESTS FOR COPIES OF DOCUMENTS MAY BE DIRECTED TO MR. LES SMITH, MS. NANCY LOWENBERG OR MR. RONALD O. BRENDENGEN, AT (319) 365-2506, OR IN WRITING, IN CARE OF THE PARTNERSHIP, AT 100 SECOND STREET, S.E., CEDAR RAPIDS, IOWA 52401.

                               TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
ANALYSIS OF THE ALTERNATIVES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Status of the Partnership as of February 28, 1998 . . . . . . . . . . . . . . . . . . . . . . .     1
All Amounts Are Estimates Intended for Comparative Purposes . . . . . . . . . . . . . . . . . .     1

COMPARISONS OF ALTERNATIVES ONE AND TWO . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

Alternative One - Securitization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
      Structure of the Securitization   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
      Operation of the Subsidiary After the Securitization  . . . . . . . . . . . . . . . . . .     3
      Operation of the Partnership After the Securitization   . . . . . . . . . . . . . . . . .     4
      Distributions to Limited Partners Under Alternative One   . . . . . . . . . . . . . . . .     4
      Advantages of Alternative One   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
             Earlier Liquidity of a Portion of the Partnership's Assets   . . . . . . . . . . .     6
             Certainty of Payment from Securitization   . . . . . . . . . . . . . . . . . . . .     6
             Timing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
             Liquidation of Partnership's Entire Portfolio is Not
                  Advantageous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
      Disadvantages of Alternative One  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
             Additional Costs Associated with Securitization  . . . . . . . . . . . . . . . . .     7
             Acceleration of Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . .     7
             Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Alternative Two - Continued Operation Of Partnership With Extended Term . . . . . . . . . . . .     7
      Distributions to Limited Partners Under Alternative Two   . . . . . . . . . . . . . . . .     7
      Advantages of Alternative Two   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
             Avoidance of Additional Costs Associated with Securitization . . . . . . . . . . .     8
             No Acceleration of Income Tax Consequences . . . . . . . . . . . . . . . . . . . .     8
      Disadvantages of Alternative Two  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
             No Early Liquidity of a Portion of the Partnership's Assets  . . . . . . . . . . .     8
             No Certainty of Payment of Liquidating Distributions . . . . . . . . . . . . . . .     8
Effect of Failure to Select Either Alternative One or Alternative Two . . . . . . . . . . . . .     9
             Immediate Sale and Liquidation of All Partnership Assets   . . . . . . . . . . . .     9
             Continued Operation of the Partnership . . . . . . . . . . . . . . . . . . . . . .     9

MATTERS TO BE VOTED ON BY THE LIMITED PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . .     9

Amendments Required to Give Effect to Alternative One . . . . . . . . . . . . . . . . . . . . .     9
      Amendment to Extend the Life of the Partnership   . . . . . . . . . . . . . . . . . . . .     9
      Amendment to Permit Formation by the Partnership of a Subsidiary
           and Permit Transactions between the Partnership and Its Wholly
           Owned Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
      Amendment to Permit Compensation to the General Partner for
           Services Rendered Pursuant to a Servicing Agreement  . . . . . . . . . . . . . . . .    11
      Amendment to Permit Issuance of Notes by Subsidiary   . . . . . . . . . . . . . . . . . .    13
      Amendment to Permit Periodic Distributions  . . . . . . . . . . . . . . . . . . . . . . .    13
      Amendments Required to Give Effect to Alternative Two   . . . . . . . . . . . . . . . . .    13
      Amendment to Extend the Life of the Partnership   . . . . . . . . . . . . . . . . . . . .    13

THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

General       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

PRIOR DISTRIBUTIONS TO LIMITED PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

Annual Distributions Paid per $250 Unit . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
Cumulative Distributions Considering Alternatives One and Two . . . . . . . . . . . . . . . . .    14
Treatment of Liquidating Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

Collection of Management Fees During the Liquidating Phase  . . . . . . . . . . . . . . . . . .    15
Distribution to General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
No Independent Representative for Limited Partners  . . . . . . . . . . . . . . . . . . . . . .    15

FINANCIAL AND OTHER INFORMATION CONCERNING THE PARTNERSHIP  . . . . . . . . . . . . . . . . . .    16

Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Supplementary Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Management's Discussion and Analysis of Financial Condition and
      Results of Operations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Attendance of Representatives of Principal Accountants  . . . . . . . . . . . . . . . . . . . .    16

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

MARKET FOR THE UNITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

INFORMATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

APPROVAL BY THE LIMITED PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

Record Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Revocation    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Method of Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Extension of Proxy Date; Termination and Amendment  . . . . . . . . . . . . . . . . . . . . . .    19

DISSENTER'S RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

DOCUMENTS INCORPORATED BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

APPENDIX A - FORM 10-K OF THE PARTNERSHIP FILED MARCH 19, 1998
FOR THE YEAR ENDED DECEMBER 31, 1997

FORM OF PROXY

                          ANALYSIS OF THE ALTERNATIVES

INTRODUCTION

In early 1997, the Partnership began investigating alternatives for operation of the Partnership during the Liquidation Phase. After considering available options, including the outright sale of the assets, and after taking into consideration the leases and other assets owned by the Partnership, the General Partner determined that there are two alternatives reasonably available for operation of the Partnership during the Liquidation Phase. The two alternatives are described in detail below.

STATUS OF THE PARTNERSHIP AS OF FEBRUARY 28, 1998

On February 28, 1998, the Partnership owned leases having a total Contract Balance Remaining ("CBR") of approximately $13,247,000. CBR refers to the amount of all payments remaining to be made on an existing lease. Assets subject to the Partnership's leases have an estimated Residual Value of approximately $1,071,000. The following table presents pertinent financial information regarding the status of the Partnership as of February 28, 1998:

         CBR                                             $13,247,000
         Residual Value                                    1,071,000
         Cash                                                462,000
         Equipment                                         1,037,000
         Notes Receivable                                    337,000
         Other Assets(a)                                           0
         Bank Debt                                          (781,000)
                                                         -----------
         Net Assets                                      $15,373,000

-----------------
(a) The Partnership owns equity positions in two companies that are not included in this table because the Partnership carries these assets at no value. The General Partner believes that these equities have value, but is not including a value at this time because these assets cannot be liquidated at this time and no precise value can be determined.

ALL AMOUNTS ARE ESTIMATES INTENDED FOR COMPARATIVE PURPOSES

All of the amounts discussed herein are estimates of approximate amounts. No assurance can be made that the amounts discussed herein will be the actual amounts. The actual amounts cannot be determined at this time. Actual amounts depend upon various factors, including the actual Contract Balance Remaining of all leases owned by the Partnership at any particular time, the actual expenses incurred in conducting the operations discussed under Alternatives One and Two, the actual amount of Partnership indebtedness at any particular time, the length of time it takes the Partnership to give effect to either Alternative One or Two, the actual future default rate on leases owned by the Partnership, and the effect of interest rates and the economy on the value of the Partnership's leases and the operation of lessees' businesses. Furthermore, if Alternative One is selected, the closing of the Securitization called for pursuant to Alternative One would take place no sooner than May 29. Consequently, lease payments received by the Partnership after February 28, 1998 would reduce the actual amounts involved in the Securitization. THE AMOUNTS DISCUSSED HEREIN ASSUME THAT ALL LEASES OWNED BY THE PARTNERSHIP WILL BE PAID IN FULL ACCORDING TO THEIR TERMS. IT IS VERY UNLIKELY THAT ALL LEASES WILL BE PAID ACCORDING TO THEIR TERMS. ACCORDINGLY, IT IS VERY LIKELY THAT THE TOTAL AMOUNTS ESTIMATED TO BE PAID ON LEASES OWNED BY THE PARTNERSHIP AND THE TOTAL AMOUNT OF LIQUIDATING DISTRIBUTIONS ESTIMATED TO BE PAID TO LIMITED PARTNERS WILL BE LESS THAN SET FORTH HEREIN. The amounts used herein are intended to present a comparison between Alternative One and Alternative Two, and are not intended to be a representation as to the amount of lease payments the Partnership expects to receive or the amount of Liquidating Distributions the Limited Partners should expect to receive.

                    COMPARISONS OF ALTERNATIVES ONE AND TWO

                        ALTERNATIVE ONE - SECURITIZATION

Alternative One would require the Partnership to select certain of its leases and the residual value associated with the equipment subject to those leases (the "Subsidiary Assets") to be transferred to a wholly-owned subsidiary (the "Subsidiary"). The Subsidiary would use the Subsidiary Assets as collateral to secure debt securities (the "Notes") to be issued by the Subsidiary. A portion of the proceeds from the issuance of the Notes would be immediately available to be distributed as a Liquidating Distribution to the Limited Partners to return a portion of their invested capital. If Alternative One is selected, the General Partner estimates that approximately $5,420,000 (approximately $79.99 per $250 Unit) would be distributed immediately to the Limited Partners. Following the Securitization, additional Liquidating Distributions would be made as described below. ALL OF THE AMOUNTS REFERRED TO ARE ESTIMATES, AND ASSUME THAT ALL LEASES WILL BE PAID IN FULL IN ACCORDANCE WITH THEIR TERMS.
THE ACTUAL AMOUNTS WILL VARY. UNLESS OTHERWISE STATED, ALL OF THE FIGURES REFERRED TO ARE AS OF FEBRUARY 28, 1998. IF ALTERNATIVE ONE IS SELECTED, THE ACTUAL CLOSING OF THE SECURITIZATION TRANSACTION WILL OCCUR NO SOONER THAN MAY 29, 1998. ACCORDINGLY, THE FEBRUARY 28, 1998 AMOUNTS DISCUSSED HEREIN WILL BE ADJUSTED TO ACCOUNT FOR EVENTS THAT HAVE OCCURRED OR WILL OCCUR AFTER FEBRUARY 28, 1998, SUCH AS LEASE PAYMENTS THAT RESULT IN CHANGES IN CBR.

STRUCTURE OF THE SECURITIZATION

The Partnership will be the sole owner of the Subsidiary, which would be a limited liability company formed under Iowa law. The Subsidiary will be managed by a three person management board, consisting of Nancy Lowenberg, the Chief Operating Officer of the General Partner, and Theresa Anderson and Nancylee Ziese, both of whom are independent of the Partnership and the General Partner.

Ms. Anderson is President of Theresa Anderson Consulting, Cedar Rapids, Iowa, a position she has held since 1989. In that capacity she consults with businesses on development and evaluation of employee health promotion programs including strategic plans, staff training and development and facility management. Ms. Anderson graduated with a BA degree from the University of Northern Iowa.

Ms. Ziese has served since 1987 as Coordinator Adoptions/Crisis Pregnancy Counseling for Hillcrest Family Services, Cedar Rapids, Iowa. Ms. Ziese received a BA degree in Sociology from Morningside College and an MSW from the University of Iowa. She serves or has served on many local and state boards and is active on many levels and in many capacities in the Cedar Rapids business community.

The Partnership will transfer the Subsidiary Assets to the Subsidiary as a contribution to the capital of the Subsidiary. The General Partner believes the Subsidiary Assets will have a CBR of approximately $8,800,000 and Residual Value of approximately $818,000. The Subsidiary will issue Notes in the principal amount of approximately $6,300,000. The Notes will be marketed on a best efforts basis by an independent dealer, and it is now estimated that the Notes will be marketed at an interest rate of at 7.1%. The Notes will be secured by a security interest covering all of the Subsidiary Assets and will be repaid using revenue derived from the Subsidiary Assets. The Partnership will have no liability for the amounts due pursuant to the Notes.

When the Notes are issued, a closing (the "Closing") will be held at which time the purchase price of the Notes (approximately $6,300,000, the "Note Proceeds") will be used to pay all costs of the Securitization (approximately $250,000) and to establish a reserve account (the "Reserve Account") in the amount of approximately $630,000 to be held by Firstar Bank Madison N.A. (the "Trustee"), as trustee. All of the remaining Note Proceeds (approximately $5,420,000 (approximately $79.99 per $250 Unit), the "Net Note

Proceeds") will be paid to the Subsidiary. The Subsidiary will then transfer the Net Note Proceeds to the Partnership for immediate distribution to the Limited Partners.

OPERATION OF THE SUBSIDIARY AFTER THE SECURITIZATION

At the Closing the Partnership will enter into an agreement (the "Servicing Agreement") to service the leases comprising the Subsidiary Assets. Pursuant to the Servicing Agreement, the General Partner will be responsible for managing the Subsidiary Assets in the same manner as it has managed the assets of the Partnership. The Partnership will receive a fee from the Subsidiary for managing the Subsidiary Assets. Any fees received by the Partnership will be distributed to the Limited Partners as a Liquidating Distribution.

The Trustees principal responsibility is to make payments on the Notes issued by the Subsidiary using funds derived from (i) rental payments on Subsidiary Assets, (ii) proceeds from the sale of Residual Value, and (iii) the Reserve Account. All lease payments with respect to the leases comprising the Subsidiary Assets will be deposited directly to an account maintained by the Trustee for the benefit of the Purchasers of Notes. As leases are completed from time to time and equipment is no longer subject to lease, the equipment will be sold for its Residual Value. The proceeds from such sales will be paid directly to the Trustee. All funds received by the Trustee from scheduled lease payments and from the sale of equipment will be used by the Trustee in the following order of priority: (i) to pay Trustee's and Servicer's fees and expenses; (ii) to satisfy scheduled principal and interest payments due pursuant to the Notes; and (iii) if necessary, to re-fund the Reserve Account so that the balance at each month end is equal to ten percent (10%) of the principal balance remaining on the Notes. Any balance remaining each month will be paid to the Subsidiary. The Subsidiary will immediately pay such amounts to the Partnership to be distributed as Liquidating Distributions to the Limited Partners. If the amounts received by the Trustee each month are inadequate to pay the Trustee's and Servicer's fees and expenses and to satisfy scheduled principal and interest payments due pursuant to the Notes, the Reserve Account will be used by the Trustee to make such payments.

It is possible that some of the leases owned by the Subsidiary will be prepaid. In such event, early payments of leases will be paid to the Trustee. The Trustee will use funds derived from the early payment of leases in the following order of priority: (i) to pay Trustee's and Servicer's fees and expenses; (ii) to satisfy scheduled principal and interest payments due pursuant to the Notes; (iii) if necessary, to re- fund the Reserve Account so that the balance at each month end is equal to ten percent (10%) of the principal balance remaining on the Notes; and (iv) to reduce principal due on the Notes. See "Distribution to Limited Partners Under Alternative One" under "Comparisons of Alternatives One and Two" for more detailed information on distributions to the Limited Partners.

If the Securitization were completed as of February 28, 1998, the leases that would have comprised the Subsidiary Assets would have an average term of 37 months. The longest leases have terms of 58 months. If the Notes are paid on a timely basis, the Notes will be paid in full 48 months from the Closing. After the Notes have been paid in full, lease payments on some of the leases that have not at that time been paid in full will continue to be made over a period of up to 10 months. After the Notes have been paid in full, all lease payments, all proceeds from the sale of equipment and the remaining balance, if any, in the Reserve Account will be paid directly to the Subsidiary and will be available upon receipt to be paid to the Partnership to be distributed as Liquidating Distributions to the Limited Partners.

OPERATION OF THE PARTNERSHIP AFTER THE SECURITIZATION

After the Securitization occurs, the Partnership will continue to operate for the following purposes: (i) owning the Subsidiary; (ii) managing the Subsidiary Assets; (iii) receiving distributions from the Subsidiary; and (iv) operating any assets that are not included in the Subsidiary Assets. After the Notes have been paid in full, the Partnership will liquidate the Subsidiary, and any assets remaining in the Subsidiary will become the assets of the Partnership, available for distribution to the Limited Partners. After liquidation of the Subsidiary, the Partnership will continue to operate until all of the leases are paid in full according to their terms and until the other assets of the Partnership are liquidated. The General Partner anticipates that the final liquidating distributions will not be made until at least 58 months after the actual date of the Securitization.

DISTRIBUTIONS TO LIMITED PARTNERS UNDER ALTERNATIVE ONE

Following the closing of the Securitization, the Net Note Proceeds will immediately be paid to the Partnership. The Partnership will pay any outstanding Partnership expenses and will then distribute the remaining balance of the Net Note Proceeds to Limited Partners as a Liquidating Distribution pursuant to the provisions of the Partnership Agreement. Currently, the Partnership has indebtedness of approximately $781,000 that will be paid by the Partnership prior to the Securitization using Partnership assets that are not included in Subsidiary Assets. If the Securitization is completed and Notes are issued in the amount of $6,300,000, the General Partner expects the Partnership will immediately be able to make a Liquidating Distribution to the Limited Partners in the approximate aggregate amount of $5,420,000 (approximately $79.99 per $250 Unit). Following the Securitization, the Partnership will make additional Liquidating Distributions as funds are available.

All of the amounts in the tables set forth below assume that all leases will be paid in full. All of the amounts are estimates of the approximate amounts that will be distributed from the Net Note Proceeds following the Securitization, and no assurance can be made that these amounts will be the actual amounts.
The actual amounts resulting from the Securitization cannot be determined until the time of sale of the Notes by the Subsidiary and may vary from the amounts used in this example. The Net Note Proceeds available for distribution to Limited Partners depend upon various factors, including the purchase price of the Notes, the amount of indebtedness required to be paid out of the proceeds of the Securitization, the amount to be deposited to the Reserve Account, the amount of costs of the Securitization, the amount of expenses and reserves to be paid by the Partnership on account of its ongoing business and the amount of other Partnership liabilities and expenses to be satisfied out of the Net Note Proceeds received.

The table set forth below shows approximate immediate Liquidating Distributions based on a Securitization, using February 28, 1998 information.


         Securitization Transaction

                 Issue Price of Notes                            $6,300,000
                 Reserve Account                                   (630,000)
                 Securitization Expenses                           (250,000)
                                                                 ----------
                 Distribution to Partnership                     $5,420,000(a)

---------------
(a) Approximately this amount will be distributed to the Partnership immediately following the completion of the Securitization.

Following the Securitization, the Subsidiary will continue to operate until the leases are paid in full. It is possible that additional distributions to the Subsidiary and, ultimately, to the Limited Partners, will be made in excess of the initial distribution made from Net Note Proceeds. The sources of these additional distributions include the following: (i) lease payments on Subsidiary Assets that are not needed either to make regular payments on the Notes or to replenish the Reserve Account; (ii) lease payments made on Subsidiary Assets after the Notes have been paid in full; (iii) the residual value of Subsidiary Assets; and (iv) the balance, if any, in the Reserve Account after the Notes have been paid in full. There is no certainty that these additional distributions will be made, and, if made, there is no certainty as to when they will be made. The amount and timing of these additional distributions depend upon the performance of the Subsidiary Assets. Assuming the full performance of the Subsidiary Assets, the General Partner estimates that additional distributions to the Limited Partners from the Subsidiary Assets in excess of Net Note Proceeds would be approximately

$2,815,000 (approximately $41.54 per $250 Unit). These amounts would be paid generally over the term of the leases. It is highly unlikely that the leases comprising the Subsidiary Assets will perform fully, and the General Partner cannot predict with certainty what percentage of the Subsidiary Assets will not perform. The following table shows the maximum additional Liquidating Distributions that could be made by the Partnership as a result of the Securitization, assuming that all lease payments are paid according to the terms of the leases.

                 Total CBR of Subsidiary Assets                  $8,800,000
                 Residual Value of Subsidiary Assets                818,000
                 Reserve Account                                    630,000
                 Principal of Notes                              (6,300,000)
                 Interest on Notes                                 (955,000)
                 Trustee Fees                                       (90,000)
                 Servicer Fees                                      (88,000)
                                                                 ----------
                 Additional Amount Available
                      For Liquidating Distributions              $2,815,000

Following the Securitization, the Partnership will continue to operate until the leases comprising the Subsidiary Assets are paid in full and until the Partnership liquidates the assets of the Partnership that are not included in the Subsidiary Assets. The General Partner expects distributions to be made to Limited Partners from funds derived from the operation or sale of leases and other assets owned by the Partnership that are not part of the Subsidiary Assets. There is no certainty that distributions will be made from assets of the Partnership that are not included in the Securitization, and, if made, there is no certainty as to when distributions will be made. The payment and timing of such distributions depend upon the performance of the assets not included in the Subsidiary Assets. The General Partner cannot predict what, if any, such distributions will be made, but assuming the full performance of the assets not included in the Subsidiary Assets, such distributions to the Limited Partners would be approximately $5,393,000 (approximately $79.58 per $250
Unit). It is very unlikely that the assets not comprising the Subsidiary Assets will perform fully, and the General Partner cannot predict with certainty what percentage of such assets will not perform. The following table shows additional Liquidating Distributions that could be made by the Partnership from the assets owned by the Partnership that are not included in the Securitization.

         Remaining Partnership Assets(a)

                 CBR of non-securitized leases                   $4,447,000
                 Residual Value                                     253,000
                 Cash                                               462,000
                 Servicer Fees(b)                                    88,000
                 Notes Receivable                                   337,000
                 Equipment                                        1,037,000

                 Less:
                      Expenses(c)                                  (450,000)
                      Bank Debt                                    (781,000)
                                                                 ----------
                 Liquidating Distributions from
                    Remaining Partnership Assets(d)              $5,393,000

-----------------
(a) The Partnership owns equity positions in two companies that are not included in this table because the Partnership carries these assets at no value. The General Partner believes that these equities have value, but is not including a value at this time because these assets cannot be liquidated at this time and no precise value can be determined.

(b) All servicer fees paid to the Partnership for the servicing of the leases subject to the Securitization will be distributed to Limited Partners as Liquidating Distributions.
(c) Operating expenses of the Partnership from February 28, 1998 through the remaining term of the Partnership will be approximately $115,000 through April 30, 1999 and approximately $450,000 in total over the remaining term of the Partnership.
(d)      This amount will be paid over the remaining term of the Partnership.

If Alternative One is selected, the total amount to be distributed as Liquidating Distributions to Limited Partners as set forth in all of the above tables is approximately $13,628,000 (approximately $201.11 per $250 Unit of Limited Partnership interest). All of the amounts included in the foregoing tables are estimates, and no assurance can be made that these amounts will be the actual amounts.

ADVANTAGES OF ALTERNATIVE ONE

The General Partner recommends Alternative One and the Amendments necessary therefor for the following reasons:

                 EARLIER LIQUIDITY OF A PORTION OF THE PARTNERSHIP'S ASSETS. The Securitization offers the Partnership an opportunity to obtain liquidity with respect to a significant portion of the Partnership's assets. This, in turn, permits the Partnership to distribute to the Limited Partners a significant portion of their investment in the Limited Partnership in the time frame (five to seven years) anticipated when the Units were initially sold. As set forth herein, the amount to be immediately distributed to Limited Partners as Liquidating Distributions from the Securitization Transaction will be approximately $5,420,000 (approximately $79.99 per $250 Unit). All of the Liquidating Distributions made to the Limited Partners pursuant to Alternative One would have to be invested upon receipt by the Limited Partners in investments returning approximately 12.5% per annum in order for the earlier liquidity to offset the disadvantage of additional cost associated with Alternative One, as discussed below.

                 CERTAINTY OF PAYMENT FROM SECURITIZATION. Upon the Closing of the Securitization, the Partnership will make immediate distributions to the Limited Partners estimated by the General Partner to be approximately $5,420,000 (approximately $79.99 per Unit). If the Partnership were to continue to be operated without the completion of the Securitization, the Limited Partners would be subject to the ongoing risks of operation of the leases comprising the Subsidiary Assets. These risks include failure of leases and shortfall in lease payments. To the extent that a distribution of Net Note Proceeds is made following Closing, the Limited Partners will no longer be subject to such risk, because the purchasers of the Notes will rely for payment only on the Subsidiary Assets and the Reserve Account. The General Partner believes the purchasers of Notes will not be able to look to the Partnership or its other assets for repayment of the Notes.

                 TIMING. The General Partner believes that this may be an opportune time for the Subsidiary to sell the Notes to investors. The leases comprising the Subsidiary Assets have achieved stabilized performance and cash flow, and the General Partner believes that conditions are presently favorable for the marketing of the Notes to institutional investors. Furthermore, the 7.1% interest rate at which the Notes are expected to be issued is a favorable rate from the point of view of the Limited Partners, and such rate will be fixed for 48 months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                 LIQUIDATION OF PARTNERSHIP'S ENTIRE PORTFOLIO IS NOT ADVANTAGEOUS. As a method of obtaining earlier liquidity, using a securitization transaction is superior to the sale of assets by the Partnership. Based upon the General Partner's experience in seeking a sale of all of the Partnership's assets, the General Partner believes that the consideration the Limited Partnership would receive for sale of the assets comprising the Subsidiary Assets, or the sale of the Subsidiary Assets in a single liquidating sale, would be significantly less than the Net Note Proceeds produced by the Securitization.

DISADVANTAGES OF ALTERNATIVE ONE

In making a decision whether to vote in favor of Alternative One, Limited Partners should consider the following:

                 ADDITIONAL COSTS ASSOCIATED WITH SECURITIZATION. Costs of approximately $1,295,000 (approximately $19.11 per $250 Unit) will be incurred to implement the Securitization that would not be incurred if Alternative Two were selected. These additional costs include approximately $250,000 of expenses associated with the closing of the Securitization (primarily attorney's fees and placement fees), approximately $955,000 of interest to be paid on the Notes, and Trustees fees in the approximate amount of $90,000. As explained elsewhere herein, the Servicer Fees will be distributed by the Partnership as Liquidating Distributions. Because Limited Partners will be receiving Liquidating Distributions earlier if Alternative One is selected, it would be possible for the Limited Partners to offset these additional expenses if all of the Liquidating Distributions were invested upon receipt by the Limited Partners in investments returning approximately 12.5% per annum.

                 ACCELERATION OF INCOME TAX CONSEQUENCES. The Securitization may trigger an occurrence of certain income tax consequences in the year Net Note Proceeds are distributed. If the Partnership does not complete the Securitization or sell the Subsidiary Assets, but instead continues to operate the Subsidiary Assets for the remainder of their lease terms, the tax consequences would more than likely be incurred over a period of years. See "Certain Federal Income Tax Considerations."

                 CONFLICTS OF INTEREST. The General Partner has certain conflicts of interest in connection with the Amendments and the Securitization. Because the General Partner owns Limited Partnership Units, if Alternative One is selected, the General Partner will receive that portion of the Liquidating Distribution of Net Note Proceeds commensurate with its Units. This distribution would be a total of approximately $3,200. Further, although the General Partner has fiduciary duties to the Limited Partners and will structure the Securitization on behalf of the Partnership, no independent representative has been engaged to represent the interests of the Limited Partners.


                     ALTERNATIVE TWO - CONTINUED OPERATION
                       OF PARTNERSHIP WITH EXTENDED TERM

If Alternative Two is selected, the Partnership will continue to be operated during the Liquidating Phase until all of the existing leases are paid in full and all of the other assets of the Partnership are liquidated. If Alternative Two is selected, Liquidating Distributions would be made only as the Partnership receives lease payments and other funds resulting from liquidation or collection of other assets, as described more fully below. ALL OF THE AMOUNTS REFERRED TO ARE ESTIMATES, AND ASSUME THAT ALL LEASES WILL BE PAID IN FULL IN ACCORDANCE WITH THEIR TERMS. THE ACTUAL AMOUNTS WILL VARY. UNLESS OTHERWISE STATED, ALL OF THE AMOUNTS REFERRED TO ARE AS OF FEBRUARY 28, 1998.

DISTRIBUTIONS TO LIMITED PARTNERS UNDER ALTERNATIVE TWO

If Alternative Two is selected, the Partnership will continue to operate until all of the Partnership's leases are paid in full and until the Partnership collects or liquidates all of the other assets of the Partnership. Although there is no certainty as to the amount or timing of distributions, the General Partner expects distributions to be made to Limited Partners. The payment and timing of such distributions depend upon the performance of the leases and other assets of the. The General Partner cannot predict what, if any, such distributions will be made, but assuming the full performance of all of the assets of the Partnership, such distributions to the Limited Partners would be approximately $14,923,000 (approximately $220.23 per $250 Unit). It is very unlikely that all of the Partnership's assets will perform fully, and the General Partner cannot predict with certainty what percentage of such assets will not perform. The following table shows expected Liquidating Distributions based on the selection of Alternative Two, using February 28, 1998 information and assuming the full performance of all leases according to their terms. All of the amounts assume that all leases will be paid in full.

                 CBR of all Partnership Assets                  $13,247,000
                 Residual                                         1,071,000
                 Cash                                               462,000
                 Equipment                                        1,037,000
                 Notes Receivable                                   337,000
                 Less: Expenses(a)                                 (450,000)
                       Partnership Debt                            (781,000)
                                                                -----------
                 Total Liquidating Distributions                $14,923,000(b)

----------------
(a) Approximately $450,000 in total over the remaining term of the Partnership.
(b)      This amount would be paid over the life of the Partnership.

If Alternative Two is selected, the General Partner estimates that total Liquidating Distributions will be paid over approximately 58 months.

ADVANTAGES OF ALTERNATIVE TWO

Although the General Partner recommends Alternative One, the Limited Partners should consider the following advantages of Alternative Two:

                 AVOIDANCE OF ADDITIONAL COSTS ASSOCIATED WITH SECURITIZATION. As explained above, selection of Alternative One will result in the Partnership incurring costs of approximately $1,295,000 ($19.11 per $250 Unit) to implement the Securitization. These additional costs would not be incurred if Alternative Two is selected. In order for a Limited Partner to recoup that Limited Partner's share of these costs under Alternative One, all distributions to that Limited Partner would have to be invested immediately upon receipt at approximately 12.5% per annum.

                 NO ACCELERATION OF INCOME TAX CONSEQUENCES.  The
Securitization may trigger an occurrence of certain income tax consequences in the year Net Note Proceeds are distributed. This acceleration will likely not occur if the Limited Partners select Alternative Two. See "Certain Federal Income Tax Considerations."

DISADVANTAGES OF ALTERNATIVE TWO

In making a decision whether to vote in favor of Alternative Two, Limited Partners should consider the following:

                 NO EARLY LIQUIDITY OF A PORTION OF THE PARTNERSHIP'S ASSETS. If Alternative Two is selected, the Partnership will not obtain immediate liquidity with respect to any of the Partnership's assets. Liquidating Distributions would be made only as the Partnership received funds from leases and from the liquidation of other assets of the Partnership.

                 NO CERTAINTY OF PAYMENT OF LIQUIDATING DISTRIBUTIONS. If Alternative Two is selected, Limited Partners would be subject to the ongoing risks of operation by the Partnership of the leases that would comprise the Subsidiary Assets pursuant to Alternative One. These risks include the possibility that those leases will not perform according to their terms, resulting in the possibility that Liquidating Distributions will be reduced.

     EFFECT OF FAILURE TO SELECT EITHER ALTERNATIVE ONE OR ALTERNATIVE TWO

In order for the Partnership to pursue either Alternative One or Alternative Two, Limited Partners holding a majority of the Units of record as of February 28, 1998 (the "Record Date") must approve one of the Alternatives and the related Amendments. If neither of the Alternatives is approved, the General Partner will continue to operate the Partnership as set forth below.

                 IMMEDIATE SALE AND LIQUIDATION OF ALL PARTNERSHIP ASSETS. The General Partner could elect to proceed immediately to liquidate all of the assets of the Partnership and distribute the net proceeds. The General Partner has investigated this alternative, seeking a buyer for the assets of the Partnership as part of a single transaction. No buyer has been forthcoming, and the General Partner believes that it is not likely that a buyer will ever be found to purchase the Partnership's assets at an acceptable price.
Potential buyers have expressed interest in purchasing the assets of the Partnership, but only at a price that would result in distributions to the Limited Partners of less than the Net Note Proceeds that would be derived from operation under Alternative One. The General Partner believes that the immediate liquidation of the leases and other assets of the Limited Partnership would result in substantially less distributions to the Limited Partners than Alternative One or Alternative Two. Although the General Partner has not sought buyers for separate assets of the Partnership, the General Partner believes that the result of the sale of assets in a series of separate transactions would produce sale proceeds far below the amount to be produced by a Securitization. The General Partner would not pursue a course that would result in the liquidation of Partnership's assets.

                 CONTINUED OPERATION OF THE PARTNERSHIP. The only viable alternative to Alternative One or Alternative Two is the continued operation of the Partnership until the Partnership is required to terminate on December 31, 1999. The General Partner believes that this would result in substantially less Liquidating Distributions to Limited Partners than either Alternative One or Alternative Two.

The General Partner would pursue various strategies to increase Liquidating Distributions to the Limited Partners, but the General Partner believes that no strategy would result in Liquidating Distributions in excess of the distributions that would be made pursuant to either Alternative One or Alternative Two.


                             MATTERS TO BE VOTED ON
                            BY THE LIMITED PARTNERS

EACH LIMITED PARTNER MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO THE VOTE REQUESTED BY THIS PROXY SOLICITATION STATEMENT BASED UPON A NUMBER OF FACTORS INCLUDING THE LIMITED PARTNER'S FINANCIAL POSITION, NEED OR DESIRE FOR LIQUIDITY, OTHER FINANCIAL OPPORTUNITIES AND TAX POSITION.


             AMENDMENTS REQUIRED TO GIVE EFFECT TO ALTERNATIVE ONE

The selection of Alternative One would result in the approval of the amendments described.

                 AMENDMENT TO EXTEND THE LIFE OF THE PARTNERSHIP. Alternative One requires the Subsidiary to continue in existence at least until all of the Notes are paid in full and requires the Partnership to continue in existence at least until all of the leases comprising the Subsidiary Assets are paid in full. Presently, it is anticipated Notes issued by the Subsidiary will be paid in full approximately forty-eight months after the date of the Securitization, and the leases comprising the Subsidiary Assets will be paid in full approximately 58 months after the date of the Securitization. Assuming the Securitization occurs on May 31, 1998, the Subsidiary must remain in existence until at least May 31, 2002, and the Partnership must remain in existence until at least March 31, 2003. To permit flexibility in the timing of the Securitization and to permit the Partnership time to terminate and liquidate the Partnership after all of leases comprising the Subsidiary Assets have been paid in full, the General Partner proposes that the life of the Partnership be extended to December 31, 2004.

Article III of the Partnership Agreement provides as follows:

                 "The Partnership commences at the time of the filing of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Iowa, and will continue until December 31, 1999, unless sooner dissolved and terminated as provided herein."

Because the Securitization will require the Partnership to remain in existence after December 31, 1999, the General Partner proposes the following resolution, to be approved by the Limited Partners at the Meeting:

                                   RESOLUTION

                 Article III of the Partnership Agreement is amended to read as follows (the new portion is shown in boldface type):

                 "The Partnership commences at the time of the filing of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Iowa, and will continue until December 31, 2004, unless sooner dissolved and terminated as provided herein."

                 AMENDMENT TO PERMIT FORMATION BY THE PARTNERSHIP OF A SUBSIDIARY AND PERMIT TRANSACTIONS BETWEEN THE PARTNERSHIP AND ITS WHOLLY OWNED SUBSIDIARIES. The Partnership Agreement restricts the capacity of "affiliates" of the General Partner to acquire assets from the Partnership. Article XVI of the Partnership Agreement provides as follows:

                 16.3 The General Partner or Affiliates will not have the authority to:

                            *          *          *

                 16.3.15 Except as otherwise provided herein, cause the Partnership to enter into any transaction with the General Partner or its Affiliates, or any other Partnership in which the General Partner has an interest as a general partner, involving the sale or lease of any Equipment to or by the Partnership, the rendering of services to or by the Partnership, or the lending of any monies or other property to or by the Partnership;...

An "affiliate" is defined in Article I of the Partnership Agreement as follows:

                 "Affiliate" or "Affiliates" of any person means (i) any other person directly or indirectly controlling, controlled by or under common control with such person, (ii) any other person owning or controlling ten percent (10%) or more of the outstanding voting securities of such person, (iii) any officer, director, partner or trustee of such person, and (iv) if such other person is an officer, director, partner or trustee of such person, any company for which such person acts in such capacity.

Thus, the transfer of the Subsidiary Assets to the Subsidiary may be prohibited because the General Partner would be deemed to directly or indirectly control the Subsidiary by virtue of the Partnership's 100% equity ownership of the Subsidiary.

The Partnership Agreement does not specifically permit, limit or prohibit the formation by the Partnership of a subsidiary entity. In order to enter into the Securitization, the Partnership must form a subsidiary limited liability company. To permit the Securitization to occur, the Limited Partners must approve an amendment to the Partnership Agreement specifically permitting the formation by the Partnership of a subsidiary entity and the transfer of Partnership Assets to such entity. Accordingly, the General Partner proposes the following resolution, to be approved by the Limited Partners at the
Meeting:

                                   RESOLUTION

                 Article XVI of the Partnership Agreement is amended to add the following new section, which will give the General Partner the express rights, authority and power:

                 "16.1.24         To cause the formation of one or more
                 subsidiary entities, including, without limitation, corporations and limited liability companies, and to capitalize a subsidiary in any manner that the General Partner deems to be in the best interest of the Partnership and the Limited Partners; to enter into transactions with its subsidiaries, and to enter into agreements with its subsidiaries, including, without limitation, agreements involving the sale or lease of any Equipment to or by the Partnership, the rendering of services to or by the Partnership, or the lending of any monies or other property to or by the Partnership."

                 AMENDMENT TO PERMIT COMPENSATION TO THE GENERAL PARTNER FOR SERVICES RENDERED PURSUANT TO A SERVICING AGREEMENT. The Liquidating Phase is defined in Article I of the Partnership Agreement as follows:

                 "Liquidating Phase" of the Partnership means the period beginning on the fifth anniversary of the Closing Date or such earlier time as the General Partner determines is in the best interests of the Limited Partners to cease reinvesting the Partnership's Cash Flow in additional Equipment, and continuing until the assets of the Partnership are liquidated, the liabilities of the Partnership are satisfied and the distribution of the Liquidating Distributions to the Partners is completed.

The Partnership entered the Liquidation Phase on May 1, 1998. The prospectus of the Partnership dated October 30, 1991, provides the Equipment Management Fee will not be paid during the Liquidation Phase. The Partnership Agreement provides the following with respect to certain management fees that may be paid during the Liquidating Phase to the General Partner for management of leases sold to third parties:

                 16.1 Subject to paragraphs 16.2 and 16.3, the General Partner will have all rights, authority and powers as provided under the Iowa Act and as provided by law, and those required or appropriate to the management of the Partnership business which, by way of illustration but not by way of limitation, will include the right, authority and power:

                            *          *          *

                          16.1.23 To continue to manage any of the Partnership leases that relate to lease receivables which are sold to unaffiliated third parties; provided, however, the General Partner will: (i) manage any such leases for only a portion of the fee that any third party purchaser would pay to the Partnership,
                          (ii) receive no more than two percent (2%) in Equipment Management Fees relating to such transactions, (iii) only enter into an agreement with a third party purchaser to continue to manage the leases in order to facilitate the Partnership's ability to sell the receivables, and (iv) enter into such arrangements only if doing so would benefit the Partnership.

Although the Partnership Agreement permits the payment of management fees to the General Partner for managing leases after a sale of such leases to an unaffiliated third party, the Partnership Agreement currently does not permit the payment of such fees in the case of the Subsidiary Assets because they will be transferred to an Affiliate.

As a part of the Securitization, it is necessary to have a company act as a servicer of the Subsidiary Assets. The fees to be paid to the servicer are to be consistent with industry standards. Because the General Partner is familiar with the Subsidiary Assets and because the duties of the servicer are similar to the duties the General Partner has had with respect to the Subsidiary Assets, the Partnership is best suited to act as servicer. To permit the Partnership to act as servicer, however, the Limited Partners must approve an amendment to the Partnership Agreement permitting the General Partner to be paid management fees for performing the duties required of the Partnership as servicer with respect to the Subsidiary Assets. The General Partner estimates that the fees to be paid to the servicer will be approximately $88,000. If such fees are paid to the General Partner, the General Partner will pass those fees to the Limited Partners as Liquidating Distributions. The General Partner proposes the following resolution, to be approved by the Limited Partners at the Meeting:

                                   RESOLUTION

                 Article XVI of the Partnership Agreement is amended to add the following new section:

                 "16.1.25         To continue to manage any leases and other
                 assets after transfer of such leases and other assets by the Partnership to a wholly owned subsidiary where such leases and other assets are securitized by the subsidiary in order to issue debt instruments (a securitization transaction) and to receive, during either the Operating Phase or Liquidating Phase, management fees for doing so, provided, however, the General Partner will (i) receive as management fees no more than the lesser of the amount normally charged in the industry for servicing leases in a securitization transaction or two percent (2%) of the Gross Rental Payments received on account of such leases, and (ii) enter into an agreement to continue to manage leases only if doing so is necessary to facilitate a securitization transaction and would benefit the Partnership. Notwithstanding the foregoing, if the Partnership enters into an agreement to manage the leases and other assets in a securitization transaction, the management fees paid to the General Partner for acting with respect to such agreement on behalf of the Partnership will not exceed the fees received by the Partnership pursuant to such agreement."

Notwithstanding the foregoing amendment, the General Partner will not accept payment of fees for its activities as Servicer, but, instead, will distribute all of such fees to the Limited Partners as Liquidating Distributions.

                 AMENDMENT TO PERMIT ISSUANCE OF NOTES BY SUBSIDIARY. The Partnership Agreement does not specifically permit, limit or prohibit the issuance of debt and the borrowing of funds by a subsidiary of the Partnership in a transaction involving the securitization of leases for the purpose of providing funds for distribution to Limited Partners. In order to specifically permit the issuance of Notes by a subsidiary, the General Partner proposes the following resolution, to be approved by the Limited Partners at the Meeting:

                                   RESOLUTION

                 Article XVI of the Partnership Agreement is amended to add the following new section:

                 "16.1.26         To cause a subsidiary of the Partnership to
                 issue its debt instruments and to grant security interests in assets of the subsidiary."

                 AMENDMENT TO PERMIT PERIODIC DISTRIBUTIONS. The Partnership Agreement provides in the last sentence of Section 11.4.1 as follows: "During the Liquidating Phase, Liquidating Distributions will be made quarterly to all Partners to the extent available, and will be paid within five (5) days after the end of each such quarter." In order to permit the General Partner to make distributions more frequently, the General Partner proposes the following resolution, to be approved by the Limited Partners at the Meeting:

                                   RESOLUTION

                 The last sentence of Section 11.4.1 is amended to read as follows:

                 "During the Liquidating Phase, Liquidating Distributions will be made at such times and in such intervals as the General Partner determines, but in no event shall Liquidating Distributions be made less frequently than quarterly to all Partners to the extent available. If made quarterly, such Liquidating Distributions shall be paid within five (5) days after the end of each quarter."


             AMENDMENTS REQUIRED TO GIVE EFFECT TO ALTERNATIVE TWO

The selection of Alternative Two would result in the approval of the amendments described below.

                 AMENDMENT TO EXTEND THE LIFE OF THE PARTNERSHIP. Alternative Two requires the Partnership to continue in existence at least until all of the Partnership's leases are paid in full. Presently, it is anticipated that the Partnership's leases will be paid in full approximately on March 31, 2003 and the Partnership must remain in existence until at least that date. To permit the Partnership time to terminate and liquidate the Partnership after all of its leases have been paid in full, the General Partner proposes that the life of the Partnership be extended to December 31, 2004.

Article III of the Partnership Agreement provides as follows:

                 The Partnership commences at the time of the filing of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Iowa, and will continue until December 31, 1999, unless sooner dissolved and terminated as provided herein.

Because the Securitization will require the Partnership to remain in existence after December 31, 1999, the General Partner proposes the following resolution, to be approved by the Limited Partners at the Meeting:

                                   RESOLUTION

                 Article III of the Partnership Agreement is amended to read as follows (the new portion is shown in boldface type):

                 "The Partnership commences at the time of the filing of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Iowa, and will continue until December 31, 2004, unless sooner dissolved and terminated as provided herein."


                                THE PARTNERSHIP

GENERAL

The Partnership is an Iowa limited partnership formed on April 8, 1991. The Partnership raised $17,001,500 from the sale of 68,006 Units representing limited partnership interests of the Partnership (the "Units") at $250 per Unit in a registered public offering of the Units completed on April 30, 1993. The Partnership received net proceeds from that offering totaling approximately $14,622,655, all of which were invested in lease or financing transactions or used to pay fees to the General Partner and other expenses as authorized by the Partnership Agreement. The Partnership has redeemed 245 Units, including the one Unit purchased by the Original Limited Partner. The Partnership Agreement provides that the Partnership will enter the Liquidation Phase no later than May 1, 1998 (five years after the closing of the offering of Units) and the Partnership will continue until December 31, 1999, with an exit strategy planned to be proposed at the beginning of the Liquidation Phase.

As of February 28, 1998, there were 1,176 Limited Partners of record owning 67,722 $250 Units. In addition, the General Partner owns 40 $250 Units in the Partnership. No person is known by the Partnership to own beneficially more than 5% of the outstanding $250 Units.


                    PRIOR DISTRIBUTIONS TO LIMITED PARTNERS

ANNUAL DISTRIBUTIONS PAID PER $250 UNIT

For the period from inception of the Partnership through February 28, 1998, cash distributions from operations have totaled $11,008,583. Distributions began after the Partnership closed on the escrow of the sale of the minimum number of Units on November 29, 1991. Since that time, distributions of $30 per Unit per year have been made by the Partnership. The offering of Units closed on April 30, 1993. Because investors purchased Units at different times, with the earliest purchasers becoming Limited Partners as of November 29, 1991, and the latest purchasers becoming Limited Partners as of April 30, 1993, some Limited Partners have received distributions for a longer period of time. For purposes of comparison, an investor who became a Limited Partner as of November 29, 1991 has received distributions of $188 per $250 Unit through February 28, 1998. An investor who became a Limited Partner as of April 30, 1993 has received distributions of $145 per $250 Unit through February 28, 1998. Investors who became Limited Partners between those two dates would have received total distributions through February 28, 1998 of some amount between $145 and $188.

CUMULATIVE DISTRIBUTIONS CONSIDERING ALTERNATIVES ONE AND TWO

If Alternative One is selected, and all Liquidating Distributions are made as described herein, an investor who became a Limited Partner as of November 29, 1991 will have received total distributions of $376.12 per $250 Unit; an investor who became a Limited Partner as of April 30, 1993 will have received total distributions of $333.12 per $250 Unit.

If Alternative Two is selected, and all Liquidating Distributions made as described herein, an investor who became a Limited Partner as of November 29, 1991 will have received total distributions of $408.23 per $250 Unit; an investor who became a Limited Partner as of April 30, 1993 will have received total distributions of $365.23 per $250 Unit.

TREATMENT OF LIQUIDATING DISTRIBUTIONS

Liquidating Distributions made to Limited Partners will be made pursuant to
Article XI of the Partnership Agreement. Such distributions will be made in the following order of priority: (i) payment of the General Partner's expense allowance; (ii) to the Limited Partners to the extent they have not received, during the term of their investment in the Partnership, distributions totaling eight percent (8%), on a cumulative compounded daily basis, on their Adjusted Capital Contributions; (iii) payment to the Limited Partners of 100% of their Adjusted Capital Contributions to the Limited Partnership; (iv) payment to the Limited Partners to the extent they have not received during the term of their investment in the Partnership, distributions totaling twelve percent (12%) annually (calculated only through the end of the Operating Phase), non-compounded, on their Adjusted Capital Contributions; (v) payment to the General Partner of any unpaid arrearages in its Equipment Management Fee; and
(vi) payment of any remaining amounts will be paid eighty percent (80%) to the Limited Partners and twenty percent (20%) to the General Partner.

The General Partner estimates that the amount to be paid as the General Partner's expense allowance under (i) above will not exceed $450,000 over the remaining life of the Partnership, if Alternative One or Alternative Two is selected. Because Operating Distributions have been made throughout the term of the Partnership, the General Partner believes that all payments described under (iv) will have been paid in full when the Liquidating Phase is entered on May 1, 1998. Accordingly, all of the Net Note Proceeds distributed as Liquidating Distributions will be treated as a return of Capital Contributions under (iii).


                             CONFLICTS OF INTEREST

This Securitization is subject to various conflicts of interest arising out of the relationship among the Partnership, the General Partner and affiliates of the General Partner. These conflicts include the following:

COLLECTION OF MANAGEMENT FEES DURING THE LIQUIDATING PHASE

The amendments to the Partnership Agreement will enable the General Partner to collect fees for the management of the Subsidiary Assets during the Liquidating Phase. Without the Amendments, the General Partner would have been unable to receive such fees if the Partnership continued to own the leases through the Liquidating Phase.

DISTRIBUTION TO GENERAL PARTNER

Because the General Partner owns 40 Units, the General Partner will receive Liquidating Distributions on account of that ownership.

NO INDEPENDENT REPRESENTATIVE FOR LIMITED PARTNERS

Although the General Partner structured the Securitization on behalf of the Partnership, no independent representative has been engaged to represent the interests of the Limited Partners.


           FINANCIAL AND OTHER INFORMATION CONCERNING THE PARTNERSHIP

FINANCIAL STATEMENTS

The Partnership incorporates by reference the Financial Statements included in the Form 10-K of the Partnership for the year ended December 31, 1997, filed with the Securities Exchange Commission on March 19, 1998, and attached hereto as Appendix A.

SUPPLEMENTARY FINANCIAL INFORMATION

The Partnership incorporates by reference the Supplementary Financial Information included in the Form 10-K of the Partnership for the year ended December 31, 1997, filed with the Securities Exchange Commission on March 19, 1998, and attached hereto as Appendix A.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Partnership incorporates by reference the Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Form 10-K of the Partnership for the year ended December 31, 1997, filed with the Securities Exchange Commission on March 19, 1998, and attached hereto as Appendix A.

ATTENDANCE OF REPRESENTATIVES OF PRINCIPAL ACCOUNTANTS

Representatives of Deloitte & Touche LLP, the principal accountants for the Partnership for the current year are not expected to be present at the Meeting.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

No representations are made as to state, local or foreign tax consequences to any Partner resulting from the Securitization described in this Proxy Solicitation Statement. The discussion set forth below is based upon the assumption that interests in the Partnership held by the Limited Partners constitute capital assets in the hands of investors and that the Partnership is classified for federal income tax purposes as a partnership, rather than an association taxable as a corporation.

If the Partnership completes the Securitization transaction ("Alternative One"), the transfer by the Partnership of its leases in exchange for an interest in the Subsidiary will be a nontaxable transaction to the Partnership and its Limited Partners. Further, the borrowing of funds by the Subsidiary and the pledging of the leases to secure such borrowing should have no tax consequences to the Partnership and its Limited Partners, except that the interest payments made on the Notes will constitute deductible interest payments. Each Limited Partner will continue to receive their pro rata share of income and/or losses associated with the interest held in the Partnership.

If the Securitization is consummated, the distribution by the General Partner of cash to a Limited Partner will, to the extent of the Limited Partner's remaining basis, if any, in Limited Partnership interests, be treated for tax purposes as a return of capital. To the extent that the cash distribution exceeds a Limited Partner's remaining basis in his or her Limited Partnership interest, such distribution will constitute short-term or long-term gain (20% or 28% rate) depending on the holding period of the interest by the Limited Partner. The income recognized, if any, should be characterized as passive income.

Additionally, the Limited Partners may recognize additional gain or loss upon the eventual liquidation of the Partnership, including the sale of the Subsidiary Assets. The Limited Partners, upon final liquidation of the Limited Partnership, may be able to deduct for federal income tax purposes their allocable share of any "passive activity losses" generated by the Partnership to the extent that the Limited Partners otherwise have not been able to deduct such losses. The actual amount of income, gain and loss to be recognized by the Limited Partners upon sale of the Subsidiary Assets and liquidation of the Partnership will depend upon the actual facts relating to the sale of the Subsidiary Assets and the remaining Limited Partnership assets and upon each Partner's personal tax situation.

LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION AND POTENTIAL CHANGES IN THE APPLICABLE TAX LAW. LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS DESCRIBED HEREIN.


                              MARKET FOR THE UNITS

The Units are not listed on any national or regional securities exchange or quoted on the NASDAQ system, and there is no established public trading market for the Units. Secondary sales of the Units have been limited and sporadic. The General Partner monitors transfers of the Units (i) because the admission of the transferee as a substitute Limited Partner requires the consent of the General Partner under the Partnership Agreement, and (ii) in order to track compliance with safe harbor provisions to avoid treatment of the Partnership as a "publicly traded partnership" for tax purposes.

Limited partnerships are designed as illiquid, long-term investments. Secondary-market prices generally do not reflect the current value of partnership assets, nor are they indicative of total return since prior cash distributions and tax benefits received by the original investor are not reflected in the price.


                                  INFORMATION

The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Partnership may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such information also can be obtained by mail from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at rates prescribed by the Commission. Such information can also be reviewed through the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Web Site on the Internet (http:\\www.sec.gov).


                        APPROVAL BY THE LIMITED PARTNERS

RECORD DATE

The close of business on February 28, 1998, has been fixed as the Record Date for the determination of the Limited Partners entitled to notice of and to vote at the Meeting. Limited Partners on the Record Date are entitled to one vote for each Unit held by them.

VOTE REQUIRED

Limited Partners of record as of the Record Date constituting more than 50% of the Partnership Interests must approve ("Majority Approval") the Amendments. Each Partner's "Partnership Interest" will be determined by the ratio which the number of Units owned by that Partner bears to the total number of Units outstanding as of the Record Date. Each Partner shall be entitled to cast one vote for each Unit which he or she owns.

Limited Partners may vote to approve Alternative One or Alternative Two, or may abstain. Signed but unmarked Proxies returned to the General Partner will be deemed to direct the General Partner to vote in favor of Alternative One. Because approval of the holders of a majority of the Units is required, the failure to vote for either Alternative One or Alternative Two or a vote to abstain has the same effect as a vote to disapprove both Alternative One and Alternative Two.

As of February 28, 1998, there were 1,176 Limited Partners of record owning 67,722 Units. The General Partner owns 40 Units.

REVOCATION

Every Proxy given in accordance with this Proxy Solicitation continues in full force and effect unless otherwise revoked prior to the Proxy Date. Such revocation may be effected by a writing delivered to the General Partner stating that the Proxy is revoked or by a subsequent Proxy executed by a Limited Partner and specifying that it supersedes the prior Proxy. The dates contained on the Proxy form shall determine the order of execution regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the Partner unless, before the Proxy Date, written notice of such death or incapacity is received by the General Partner.

METHOD OF SOLICITATION

This solicitation of Proxies is made by the General Partner on behalf of the Partnership. No director of the General Partner has informed the Partnership of any intent to oppose the Amendments. The expenses of this Proxy Solicitation will be borne by the Partnership and are estimated at $40,000, which includes legal and accounting fees and expenses ($25,000) and printing and distribution of the Proxy Solicitation Statement ($15,000).

This Proxy Solicitation Statement is the primary method by which the General Partner will solicit the Proxies of the Limited Partners. Employees of the General Partner may contact brokers who originally sold Partnership Units to provide information regarding the Proxy Solicitation Statement and the progress of the solicitation of Proxies. The brokers will not be asked to solicit Proxies and no commissions or fees will be paid to the brokers. There will be no additional cost to the Partnership for telephone calls made by the General Partner's employees. Finally, designated officers of the General Partner will be available to answer questions from Limited Partners regarding the Proxy Solicitation. No other person has been authorized to give any information or to make any representation on behalf of the Partnership or the General Partner not contained herein and, if given or made, such information or representation must not be relied upon as having been authorized.

THIS SOLICITATION OF PROXIES EXPIRES ON MAY 26, 1998, AT 10:00 A.M. UNLESS EXTENDED OR TERMINATED EARLIER.

ACCORDINGLY, IT IS IMPORTANT THAT LIMITED PARTNERS COMPLETE AND RETURN THE ENCLOSED PROXY (OR A FACSIMILE THEREOF) SO THAT IT WILL BE RECEIVED BEFORE THE DEADLINE. IF YOU HAVE ANY QUESTIONS REGARDING THIS PROXY SOLICITATION, CONTACT MR. LES SMITH, MS. NANCY LOWENBERG OR MR. RONALD O. BRENDENGEN, BERTHEL FISHER & COMPANY LEASING, 100 SECOND STREET. S.E., CEDAR RAPIDS, IOWA 520401, (319) 365-2506

EXTENSION OF PROXY DATE; TERMINATION AND AMENDMENT.

The General Partner expressly reserves the right, in its sole discretion, at any time and from time to time (i) to extend the Proxy Date up to 60 days from the date the first Proxy Solicitation Statement was mailed or given to a Limited Partner, and (ii) to amend or supplement this Proxy Solicitation Statement. Any extension, termination or amendment will be followed as promptly as practicable by written notice. Without limiting the manner in which the General Partner may choose to make any written notice, except as provided by applicable law, the General Partner will have no obligation to publish, advertise or otherwise communicate such notice by public announcement.


                               DISSENTER'S RIGHTS

Neither the Partnership Agreement nor Iowa law provides any right to Limited Partners to have their respective Units appraised or redeemed in connection with or as a result of this Proxy Solicitation.


                      DOCUMENTS INCORPORATED BY REFERENCE

The following documents are incorporated by reference in this Proxy Solicitation Statement

1. Form 10-K of the Partnership filed March 19, 1998 for the Year Ended December 31, 1997.

                                   APPENDIX A




FORM 10-K OF THE PARTNERSHIP FILED MARCH 19, 1998 FOR THE YEAR ENDED DECEMBER 31, 1997

================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                   FORM 10-K
(MARK ONE)

[X]              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

[ ]            TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM ____________ TO ____________

COMMISSION FILE NUMBER 0-21458

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.
             (Exact name of registrant as specified in its charter)

                        IOWA                                                     42-1367356
           (State or other jurisdiction of                                    (I.R.S. Employer
           incorporation or organization)                                    Identification No.)
     100 SECOND STREET S.E., CEDAR RAPIDS, IOWA                                     52401
      (Address of principal executive offices)                                   (Zip Code)

Registrant's telephone number, including area code 319-365-2506

Securities registered pursuant to Section 12(b) of the Act:
NONE

Securities pursuant to section 12(g) of the Act:

                  LIMITED PARTNERSHIP INTERESTS (THE "UNITS")
                                (Title of class)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes [X]     No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (ss.229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [X].

     As of March 13, 1998, 67,762 Units were issued and outstanding. Based on the original sales price of $250 per Unit, the aggregate market value at March 13, 1998 was $16,940,500.

                      DOCUMENTS INCORPORATED BY REFERENCE:

     Portions of the prospectus included in the Partnership's Post Effective Amendment No. 4 to the Registration Statement on Form S-1 filed December 22, 1992 are incorporated by reference into Part IV.

================================================================================

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                          1997 FORM 10-K ANNUAL REPORT

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
           PART I
Item 1     Business....................................................      2
Item 2     Properties..................................................      3
Item 3     Legal Proceedings...........................................      3
Item 4     Submission of Matters to a Vote of Unit Holders.............      3
           PART II
           Market for the Registrant's Common Equity and Related
Item 5     Stockholder Matters.........................................      4
Item 6     Selected Financial Data.....................................      4
           Management's Discussion and Analysis of Financial Condition
Item 7     and Results of Operations...................................      4
Item 8     Financial Statements and Supplementary Data.................     10
           Changes in and Disagreements with Accountants on Accounting
Item 9     and Financial Disclosure....................................     24
           PART III
Item 10    Directors and Executive Officers of the Registrant..........     24
Item 11    Executive Compensation......................................     25
           Security Ownership of Certain Beneficial Owners and
Item 12    Management..................................................     26
Item 13    Certain Relationships and Related Transactions..............     26
           PART IV
           Exhibits, Financial Statement Schedules and Reports on Form
Item 14    8-K.........................................................     27
SIGNATURES.............................................................     28
EXHIBIT INDEX..........................................................     29

                                     PART I

ITEM 1. BUSINESS

     Telecommunications Income Fund IX, L.P., an Iowa limited partnership (the "Partnership"), was organized on April 2, 1991. The general partner is Berthel Fisher & Company Leasing, Inc. (the "General Partner"), an Iowa corporation that has been in operation since 1988. The Partnership's business and the executive offices of the General Partner are located at 100 Second Street S.E., Cedar Rapids, Iowa 52401. Substantially all of the voting stock of the General Partner is owned by Berthel Fisher & Company ("Berthel Fisher").

     The Partnership began offering Units to the public on October 31, 1991 and continued to offer Units to the public through April 30, 1993.

     The Partnership will operate until December 31, 1999 unless dissolved sooner due to the occurrence of any of the following events: (i) the vote by limited partners owning a majority of the Partnership in accordance with the Partnership Agreement; (ii) the withdrawal, bankruptcy, or dissolution and liquidation or other cessation to exist as a legal entity of the general partner (unless any successor general partner elected in accordance with the provisions of the Partnership Agreement elects to continue the business of the Partnership); (iii) the final distribution of all liquidating distributions among the limited partners pursuant to the Partnership Agreement; or (iv) the sale or disposition of all or substantially all of the assets of the Partnership without the subsequent reinvestment in equipment.

     The business of the Partnership is the acquisition and leasing of equipment, primarily telecommunications equipment such as pay telephones and call processing equipment. The Partnership began its primary business activities on November 29, 1991.

     The principle objective of the Partnership is to obtain the maximum available economic return from its investment in equipment leases to unaffiliated third parties with a view toward: (i) generating cash flow from operations, with the intent to make distributions during the Operating Phase (the period which ends when the General Partner elects to begin the liquidation of the Partnership assets); (ii) reinvesting (during the Operating Phase) any undistributed cash flow from operations in additional equipment to be leased to increase the Partnership's assets; (iii) obtaining the residual values of equipment upon sale; (iv) obtaining value from sales of the Partnership's lease portfolio upon entering the Liquidating Phase (the period during which the General Partner will liquidate the Partnership assets); and (v) providing cash distributions to the partners during the liquidating phase.

     The Partnership acquires telecommunications equipment (primarily pay telephones and call processing equipment) that is leased to third parties generally under full payout leases. The Partnership has also acquired other types of equipment that is subject to full payout leases. Full payout leases are leases that are expected to generate gross rental payments sufficient to recover the purchase price of the subject equipment and any overhead and acquisition costs. During 1997, the Partnership acquired equipment with a cost of $4,628,479 that was leased to its customers.

     Equipment acquired by the Partnership is installed in various locations by the lessees. When the lessee installs the equipment in a location, a site location agreement gives the lessee the right to have the equipment at this site for a specified period of time. These site location agreements generally have a three to five year term. The Partnership, in addition to its ownership of the equipment, takes an assignment of and a first security interest in these site location agreements. Therefore, if a lessee defaulted, the Partnership would have the ability to re-sell or re-lease the equipment in place. This "in place" value is generally much higher than the residual value of the equipment. The telecommunications equipment generates revenue primarily through long distance phone calls. The Partnership's lessee generally receives long distance revenue from a contracted third party billing company. The Partnership also takes an assignment of this revenue.

     The General Partner acquires and approves leases on behalf of the Partnership. The General Partner established guidelines to use in approving lessees. Generally, before any lease is approved, there is a review of the potential lessees' financial statements, credit references are checked, and outside business and/or individual credit reports are obtained.

     The equipment purchased by the Partnership consists of advanced technology pay telephones and call processing systems to be used in hotels, hospitals, colleges, universities, and correctional institutions. The Partnership has also purchased and leased hotel satellite television equipment.

     The Partnership's telecommunication equipment leases are concentrated in the pay telephone and hotel industries representing approximately 60% and 9% of the Partnership's direct finance lease portfolio at December 31, 1997, respectively. During the year ended December 31, 1997, one customer, North American Communications Group, Inc., accounted for 10% of the Partnership's income from direct financing leases. See Item 7 with respect to the status of the North American Communications Group, Inc. leases.

     The leasing industry is very competitive and the Partnership has fewer assets than some of its major competitors.

     A significant portion of the Partnership's business is with customers who are in the telecommunications industry. The telecommunications industry, particularly the pay telephone and long distance facets of the industry, is heavily regulated by the Federal Communications Commission and by various state public utility commissions. Regulation is not directed at the ownership or leasing of telecommunications equipment, but is focused primarily on the business of the Partnership's customers that operate in the telecommunications industry. Regulation affects rates that can be charged and the relationship of the regional Bell operating companies to the rest of the pay telephone industry. The majority of the customers of the Partnership are currently operating within the range of rates proposed by the FCC. Some customers are below the proposed range and will be able to increase their rates. Those customers whose rates exceed the highest rates permitted by the FCC will reduce their rates, but management does not expect such reductions to affect those customers' ability to make lease payments. Management does not expect regulation to have any significant negative impact upon the business of the Partnership.

ITEM 2. PROPERTIES

     The Partnership does not own or lease any real estate. The Partnership's materially important properties consist entirely of equipment under lease. The carrying value of such equipment is represented by the Partnership's investment in direct financing leases, net of an allowance for possible losses, and operating leases that was $10,197,960 at December 31, 1997. This was comprised primarily of telecommunications equipment, as described in Item 1.

ITEM 3. LEGAL PROCEEDINGS

     A foreclosure proceeding was filed on February 20, 1998 in the Iowa District Court for Linn County located in Cedar Rapids, Iowa against North American Communications Group, Inc. CWC Communications, Inc., North American Communications Corporation (Missouri) d/b/a North American Communications of Georgia, Inc., North American Communications of Mississippi, North American Communications Group, Inc., d/b/a North American Communications of Louisiana, Inc., Troy P. Campbell, Sr. And Archie W. Welch, Jr. for foreclosure of the leased assets. The Partnership included in the foreclosure suit a claim for damages against the guarantors of the leases North American Communications Group, Inc., Troy P. Campbell, Sr. and Archie W. Welch, Jr. in the amount of $2,254,521. See Item 7 for additional information regarding the status of the North American Communications Group, Inc. leases.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF UNIT HOLDERS

     No matters were submitted to a vote of limited partners, through the solicitation of proxies or otherwise during the year covered by this report.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
        MATTERS

     The Registrants' Units are not publicly traded. There is no market for the Registrant's Units and it is unlikely that any will develop. The General Partner will resist the development of a public market for the Units.

                                                                NUMBER OF PARTNERS
                       TITLE OF CLASS                           AT MARCH 13, 1998
                       --------------                           ------------------
Limited Partner.............................................          1,176
General Partner.............................................              1

     Distributions of $2,035,780, $2,039,573, $2,040,208, $2,040,210, and
$1,839,448 were made to investors in 1997, 1996, 1995, 1994 and 1993, respectively. This represented distributions per unit of $30.00 for each of those years.

ITEM 6. SELECTED FINANCIAL DATA

                                 YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                    1997           1996           1995           1994           1993
                                ------------   ------------   ------------   ------------   ------------
Total Revenue.................  $ 2,624,821    $ 3,289,142    $ 2,956,684    $ 2,996,563    $ 2,853,471
Net Income (Loss).............     (220,095)     1,008,207      1,649,729      1,783,703      2,118,543
Total Assets..................   11,640,576     15,642,179     20,464,124     18,052,458     19,861,786
Line of Credit................       50,557      1,060,490      4,113,504      2,812,598      3,933,841
Bank term loan................           --        845,149      1,229,431             --             --
Provision for Possible
  Losses......................    1,801,233        577,931         94,156        270,000             --
Distributions to Partners.....    2,035,780      2,039,573      2,040,208      2,040,210      1,839,448
Net Income (Loss) per Unit....        (3.25)         14.83          24.26          26.23          33.79
Distributions per Unit........        30.00          30.00          30.00          30.00          30.00

     The above selected financial data should be read in connection with the financial statements and related notes appearing elsewhere in this report.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                                           YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                              1997           1996           1995
                                                          ------------   ------------   ------------
Result of Operations
Description:
Lease Income............................................   $1,931,886     $2,686,350     $2,873,830
Gain on Lease Terminations..............................      505,834        413,880         23,355
Management Fees.........................................      274,588        322,601        441,972
Admin. Services.........................................       84,000         81,655         82,307
Interest Expense........................................      163,677        492,210        432,197
Professional Fees.......................................       62,799         95,564         45,814
Other Expense...........................................       82,381         74,448         59,969
Provision for Possible Losses...........................    1,801,233        577,931         94,156
Depreciation............................................      262,751        286,526        150,540
Impairment Loss.........................................      113,487        350,000            -0-

     Lease income declined in 1997 versus 1996 and 1995 due to the Partnership's decreased net investment in direct financing leases. As the Partnership ages and continues to make distributions to the limited partners, available funds for reinvestment in equipment have decreased and thus, the decrease in the lease portfolio and associated lease income. Also as further discussed later in Item 7, a lessee of the Partnership, Value-Added

Communications, Inc. ("VAC"), filed Chapter 11 bankruptcy in 1995. This lessee's bankruptcy filing did not materially affect the lease income of the Partnership in 1995 since the Partnership continued to receive full lease payments with the exception of one monthly payment. However, the income recorded in 1996 for VAC was $35 compared to $343,516 in 1995. The Partnership continues to originate leases with the excess cash flow generated by its operations and will do so until the Partnership's liquidation phase begins. Lease income is expected to continue to gradually decline until the Partnership's liquidation phase begins when new leases will cease being written and its existing leases will fully mature or will be sold and distributions will be made to the Partners. Listed below are the equipment acquisitions by year for investment in leases:

                                                1997         1996         1995
                                                ----         ----         ----
Equipment acquisitions.....................  $4,628,479   $5,970,136   $8,646,868

     At the end of a lease term, the Partnership attempts to sell the equipment under lease to the lessee for an amount at least equal to the residual value booked. Additionally, from time to time, the Partnership will receive a request from a lessee for an early pay-off and the amount quoted by the General Partner will always be at least equal to the Partnership's net investment and typically will exceed the net investment as evidenced by the net gains recognized by the Partnership on lease terminations.

     Certain lessees have requested early termination of their lease contracts with the Partnership. As the payphone industry matures, the capital structure of these lessees has reached a level whereby they are able to secure financing from other sources. When this occurs, the Partnership will normally quote a buyout to the lessee which will consist of the entire gross contract balance remaining plus the residual value of the assets. If this is not acceptable to the lessee, the Partnership will discount the remaining gross contract payments at a rate of two percent above prime plus the residual value of the assets. Under either alternative, the Partnership will recognize a gain on the early termination. In addition to some lessees improving capital structure, some lessees have been acquired by other entities whose capital structure is such that they also desire to refinance the equipment which was under lease to the Partnership. As such, the Partnership's gain on lease terminations can and will vary from year to year based on the number of requests received to terminate leases as well as the size of the contract being terminated. The Partnership uses the cash generated from these early terminations to purchase equipment for investments in direct financing leases with other lessees.

     Management fees are paid to the General Partner and represent 5% of the lease rental payments received. Rental payments declined in 1996 due to the Partnership's decreased net investment in direct financing leases. Rental payments received in the three years ended December 31, 1996, 1995, and 1994 are as follows:

                                                  1997          1996          1995
                                                  ----          ----          ----
Rental Payments Received...................    $5,492,000    $6,452,000    $8,839,440

     The General Partner receives a monthly reimbursement for administrative services provided to the Partnership which has remained relatively stable in each of the three years ended December 31, 1997, 1996 and 1995.

     The decrease in interest expense in 1997 is a result of the Partnership borrowing less funds to acquire equipment for investment in direct financing leases. The Partnership has a line of credit agreement with a bank which bears interest at a variable rate of 9.5%, 10.13% and 9.5% at December 31, 1997, 1996 and 1995, respectively. On September 11, 1995, the line of credit agreement was amended to extend the maturity date to November 30, 1997 and reduce the interest rate from 2.25% over prime to 1.0% over prime (minimum interest charge of $7,500 per month). In addition, certain loan covenants were changed. The agreement was further amended during 1997 to extend the maturity date to April 30, 1998 and reduce the line of credit available to the lessor of $2 million (previously $6.25 million), or 32% of the Partnership's Qualified Accounts, as defined in the agreement. The minimum interest charge was also reduced to $3,000 per month. The agreement is cancellable by the lender after giving a 90-day notice and is collateralized by substantially all assets of the Partnership. The line of credit is guaranteed by the General Partner and certain affiliates of the General Partner. Management believes amounts available under the line of credit are adequate for the foreseeable future.

     The Partnership also had an installment loan agreement which bore interest at 8.91% and was due in monthly installments through November 1998 with a subjective acceleration clause. The agreement was collateralized by certain direct financing leases and a second interest in all other Partnership assets. The agreement was also guaranteed by the General Partner. Covenants under the agreement required the Partnership, among other things, to be profitable, not exceed a 40% debt to original equity raised ratio, and not sell a material portion of its assets. This note was paid in full at December 31, 1997.

     Professional fees included payments for independent auditing services, tax return preparation, and other accounting assistance. In addition, legal fees were incurred for various regulatory filing requirements of the Partnership during 1995, 1996 and 1997. The Partnership incurred $60,160 of legal expense in 1996 associated with the bankruptcy proceedings of two lessees.

     Two lessees, Value Added Communications (VAC) and Telecable/Continental, experienced cash flow problems in 1994 resulting in past due lease payments. The past due lease payments from Telecable/Continental were converted to notes receivable during 1994. These notes carried an interest rate of 15% and terms ranging from three months to one year. At December 31, 1994, a reserve of $270,000 was recorded to cover the possibility of future losses for leases in default and other leases.

     On October 10, 1995, VAC filed a petition seeking protection under Chapter 11 of the Bankruptcy Act. The Partnership's net investment in its leases with this customer was $1,676,442 at December 31, 1995 representing approximately 9% of the Partnership's net investment in direct financing leases. The bankruptcy court's Order Approving Emergency Sale indicated that of the Partnership's total net investment in direct financing leases with VAC, $1,053,919 of leases would be purchased from the Partnership by other unrelated third parties. The remaining net investment balance of $622,523, comprised of one lease, was expected to continue to be repaid according to the terms of the original lease. The revenues generated by the assets under such remaining lease were considered adequate to repay the lease according to the original terms.

     At June 30, 1996, the net investment was reduced to approximately $474,000. This reduction was due to lease payments received pursuant to a court order which expired in March 1996, and to sales to unrelated third parties of the leases and equipment under lease, which resulted in a loss of approximately $57,000. The remaining $474,000 investment in VAC leases was secured by a $100,000 certificate of deposit and a guaranty to the Partnership by the site owner where certain equipment formerly under lease was located. Management estimated it would recover approximately $350,000 and therefore, a provision for possible losses of $124,000 was recorded in the second quarter. During the third quarter of 1996, the Partnership received $100,000 from the certificate of deposit and a note receivable with a net present value of $201,034 as final settlement of its claims in the bankruptcy of VAC. An additional $48,966 was therefore charged to the provision for possible losses with respect to VAC in the third quarter.

     On May 6, 1996, a lessee of the Partnership, United Tele-Systems of Virginia, Inc. ("UTS") filed a Voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code. This bankruptcy petition was dismissed on May 22, 1996 and, in connection therewith, the Partnership exercised its right to manage the assets leased to UTS. The net investment in the leases at the time the assets were repossessed was approximately $200,000. The Partnership, the General Partner, an affiliated partnership and UTS were also named in a lawsuit, filed by another creditor of UTS. The creditor was claiming $360,000 in compensatory damages and $350,000 in punitive damages. Based on offers to purchase the pay telephone equipment and an expected settlement offer related to the lawsuit, the Partnership expected to incur a loss upon the sale or re-lease of this equipment. Management charged $135,000 to the provision for possible lease losses for the expected loss in 1996 and reclassified its net investment in the equipment, net of the specific allowance, to equipment under operating leases pending the equipment's ultimate sale or re-lease. These assets were sold during 1997 to another customer with no additional loss to the Partnership and the lawsuit was settled pending the outcome of an audit which is in process. Management believes any loss as a result of the audit is adequately covered by the Partnership's general allowance.

     During 1996, management provided a specific reserve of $284,000 related to a lease with a customer and due to the uncertainty regarding the amount and timing of future payments reclassified its net investment in the lease at December 31, 1996 of $1,273,643, net of the specific allowance, to equipment under operating leases. At December 31, 1997, the net investment in this equipment was $1,037,197. The equipment under this lease is being depreciated under the straight-line method over its estimated remaining life. Depreciation expense in 1997 amounted to $236,446. Under the operating lease, the customer was to pay the Partnership an amount based on the percent of the customer's monthly net cash proceeds from operating the pay phone route. The Partnership received $104,477 in 1997 from the customer under this arrangement. The customer has not made a payment since July 1997. Management is currently seeking to sell this equipment, but as of December 31, 1997, has not found a buyer. Management estimates the fair market value of the equipment to be its carrying value at December 31, 1997.

     In May 1995, the Partnership exercised its right to manage the assets leased to Telecable/Continental due to nonpayment of lease receivables. At the time the Partnership assumed management of these assets, its net investment in the leases approximated $1,400,000 and the Partnership subsequently purchased approximately $100,000 of additional equipment. During 1996, $814,000 of this net investment was leased to an unrelated party under a direct financing lease, which was paid off in December 1996. The remaining net equipment cost, which had been depreciated to $514,487 and related to hotel satellite television equipment, is expected by management to be recovered through the sale of the equipment. Such net equipment cost has been adjusted for an impairment loss of $350,000 in 1996 and $113,487 in 1997, to reflect management's estimated fair market value of the equipment. This equipment was held for sale by the Partnership throughout 1997.

     Due to cash flow problems experienced during 1997 by a lessee of the Partnership, North American Communications Group, Inc. ("NACG"), the Partnership, in an attempt to protect the assets leased to NACG, advanced funds to various entities to whom NACG owed money, subject to either the terms of the leases or to promissory notes which were executed by NACG. The Partnership assisted in arranging a management agreement between NACG and another entity to provide services to customers of NACG associated with the Partnership's leases. In spite of the funds advanced by the Partnership and the management contract, the cash flow of NACG continued to deteriorate. During the past several months, the General Partner actively solicited bids from parties to purchase the assets associated with the Partnership leases to NACG. Based on the value of similar assets and contract sites, management believed the equipment leased to NACG had substantial value. However, the offers received were not deemed adequate by the General Partner.

     Following a refusal by NACG to voluntarily execute a Deed in Lieu of Foreclosure, the General Partner decided to institute a foreclose action against NACG and its affiliates. Finally, the General Partner determined it was no longer economically feasible to continue to advance funds on behalf of NACG, discontinued doing so and informed all site operators of that decision. As a result, the Partnership has decided to provide for a specific loss reserve of $1,596,739 at December 31, 1997 which is equal to the carrying value of the assets on the Partnership's books. The Partnership will continue to attempt to sell and/or re-lease these assets and any amounts received through such efforts will be credited as a recovery of previous charges.

     The allowance for possible lease losses is based upon a continuing review of past lease loss experience, current economic conditions and the underlying lease asset value of the portfolio. At the end of each quarter a review of the allowance account is conducted. At a minimum it is the Partnership's desire to maintain a loss reserve equal to 1.5 percent of the Partnership's investment in leases and notes, exclusive of any specific reserves. The Partnership currently has a loss reserve (exclusive of specific reserves) of $298,246 or 2.6% of the lease and note portfolio. Management has determined to increase its general allowance due to the loss history of the Partnership.

     The Partnership has been unable to collect all of the property taxes it has paid on behalf of customers leasing equipment from the Partnership. As a result, a charge of $101,547 has been made to reflect what management believes to be uncollectible. There remains approximately $81,138 of property tax receivable on the Partnership's books as of December 31, 1997. The Partnership continues to pursue the collection of charged-off tax receivables. Any amounts collected will serve as a recovery against amounts previously written off.

     Management has established specific and general loss allowances at December 31, 1997, as follows:

General Reserve.............................................    $  298,246
Specific Reserve -- Inn-Touch/CCN...........................        21,996
Specific Reserve -- North American..........................     1,596,739
Specific Reserve -- UTS.....................................         5,075
                                                                ----------
                                                                $1,922,056
                                                                ==========

     Specific losses or expected losses charged to the provision for loss allowances are as follows:

                                                              1997           1996
                                                              ----           ----
VAC....................................................           -0-      $172,966
Inn-Touch/CCN..........................................           -0-       284,308
UTS....................................................           -0-       135,000
North American.........................................     1,596,739           -0-
Other..................................................       102,947       (14,343)
Property Taxes.........................................       101,547           -0-
                                                           ----------      --------
                                                           $1,801,233      $577,931
                                                           ==========      ========

     As of December 31, 1997 there were fourteen customers with payments which were over 90 days past due. When payments on a customer's account is past due more than 90 days, the Partnership discontinues recognizing income on those customer's contracts. The Partnership's net investment in these contracts at December 31, 1997 was $2,214,791. The contract balance remaining on these contracts was $2,419,316. Included in this group is NACG (see the discussion above). Management is monitoring these contracts and at the present time has determined the Partnership's investment in these contracts is sufficiently collateralized with the exception of NACG. Management will continue to monitor these contracts and take the necessary steps to protect the Partnership's investment.

     Another customer, has 21 contracts with amounts past due over 60 days. The contract balance remaining on these contracts was $1,726,921 at December 31, 1997. The Partnership's net investment in these contracts at December 31, 1997 was $1,646,967. The value of the equipment associated with this lease exceeds the Partnership's remaining net investment in the equipment. In addition, the lessee is actively seeking a buyer for the equipment. As such, due to the value of the assets and the potential buyout of this lease, management has decided not to provide a provision for possible losses for these contracts. There are no assurances that the sale will materialize, and other events may occur that may deteriorate the current value of these assets. Management is monitoring these contracts and will take whatever steps are necessary to protect the Partnership's investment in these contracts.

     Other expense consists primarily of banking, data processing fees and postage expense. The data processing costs represent costs incurred for the maintenance of financial records and investor data.

     Through December 31, 1997, there have been distributions totaling $10,706,053. As of December 31, 1997 the Partnership had $458,893 of cash on hand.

     The General Partner is engaged directly for its own account in the business of acquiring and leasing equipment. The General Partner serves as the general partner of Telecommunications Income Fund X, L.P. ("TIF X") and Telecommunications Income Fund XI, L.P. ("TIF XI"), publicly owned limited partnerships that are engaged in the equipment leasing business. Also, an affiliate of the General Partner serves as a general partner of a privately offered active limited partnership. As of December 31, 1997, the net proceeds of the private program and TIF X have been invested in specific equipment. At December 31, 1997, investor proceeds from TIF XI were not available for investment by TIF XI. The activities of the General Partner, in regards to its other leasing activities, has had no impact on the Partnership to date in management's opinion.

     The equipment that the Partnership leases is maintained by the lessee, and it is the lessee's responsibility to keep the equipment upgraded with any improvements that may be developed. The Partnership generally establishes the equipment's residual as 10% of the equipment's original cost. This residual value is generally expected to be realized by the sale of the equipment at the expiration of the original lease term. The General Partner monitors the maintenance and upgrades to the equipment and expects the Partnership to realize residual values of at least 10%.

     The General Partner is not aware of any regulatory issues that may have a substantial negative impact within the telecommunications industry in which the Partnership conducts a significant amount of its business. There are, and will continue to be, regulatory issues within the telecommunications industry that the General Partner will monitor.

     The equipment leases acquired by the Partnership have been financed to yield rates of return between 15% and 20%. The lease terms vary from 36 months to 60 months. The rate charged on a particular lease depends on a variety of factors, of which two of the more significant are the size of the transaction and the financial strength of the lessee.

     Inflation affects the cost of equipment purchased and the residual values realized when leases terminate and equipment is sold. The impact of inflation is mitigated to the extent that any increases in lease related expenses can be passed on to new lessees as new leases are originated.

     The Partnership recognizes that the arrival of the Year 2000 poses a unique challenge to the ability of all systems to recognize the date change from December 31, 1999 to January 1, 2000 and, like other companies, has assessed and is repairing its computer applications and business processes to provide for their continued functionality. An assessment of the readiness of external entities which it interfaces with, such as vendors, counterparties, customers, payment systems, and others, is ongoing. The Partnership does not expect the cost to address the Year 2000 issue will be material.

     The Partnership has determined that the software it utilizes in its operations is compatible with the Year 2000. The Partnership has not yet determined whether the Year 2000 issue has been addressed by its customers. If the Partnership's customers have not addressed this issue, it could lead to non-payment of amounts owed to the Partnership. The Partnership intends to contact all of its customers regarding this issue by the middle of 1998.

LIQUIDITY AND CAPITAL RESOURCES

                                          YEAR ENDED           YEAR ENDED           YEAR ENDED
                                       DECEMBER 31, 1997    DECEMBER 31, 1996    DECEMBER 31, 1995
                                       -----------------    -----------------    -----------------
Major Cash Sources (Uses):
Operations.........................       $ 1,548,777          $ 1,803,251          $ 1,830,610
Net Proceeds (Payments) on Line of
  Credit...........................        (1,009,933)          (3,053,013)           1,300,906
Repayments/Terminations of Direct
  Financing Leases.................         7,510,801           10,107,822            6,231,112
Purchase of Equipment and Leases...        (4,628,479)          (5,970,136)          (8,646,868)
Distributions to Partners..........        (2,035,790)          (2,039,573)          (2,040,208)

     Under terms of the Partnership agreement, the Partnership is required to establish working capital reserves of no less than 1% ($170,018 at December 31, 1997) of the gross proceeds from issuance of Units to satisfy general liquidity requirements, operating costs of equipment, and the maintenance and refurbishment of equipment. At December 31, 1997, actual cash on hand was $458,893.

     The Partnership has a line of credit agreement with a bank which bears interest at a variable rate of 9.5%, 10.13% and 9.5% at December 31, 1997, 1996 and 1995, respectively. On September 11, 1995, the line of credit agreement was amended to extend the maturity date to November 30, 1997 and reduce the interest rate from 2.25% over prime to 1.0% over prime (minimum interest charge of $7,500 per month). In addition, certain loan covenants were changed. The agreement was further amended during 1997 to extend the maturity date to April 30, 1998 and reduce the line of credit available to the lessor of $2 million (previously $6.25 million), or 32% of the Partnership's Qualified Accounts, as defined in the agreement. The minimum interest charge was also reduced to $3,000 per month. The agreement is cancellable by the lender after giving a 90-day notice and is collateralized by substantially all assets of the Partnership. The line of credit is guaranteed by the General Partner and certain affiliates of the General Partner. Management believes amounts available under the line of credit are adequate for the foreseeable future. Management is currently working with the present lender and expects to renew the existing line of credit.

     Cash flow from operating activities has been less than the distributions to Partners for the past three years.

     At any time after October 30, 1996, but no later than April 30, 1998, the Partnership will cease reinvestment in equipment and leases and will begin the orderly liquidation of Partnership assets. The Partnership must dissolve on December 31, 1999, or earlier, upon the occurrence of certain events. To date, the General Partner has made preliminary inquiries of certain parties with respect to a method of liquidation of all or a portion of the Partnership's assets. No agreements, however, have been entered into and the General Partner will continue to pursue the best possible liquidation scenario on behalf of the Partnership.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The following financial statements and related information as of and for the years ended December 31, 1997, December 31, 1996 and December 31, 1995 are included in Item 8:

    Report of Independent Auditors'
     Balance Sheets
     Statements of Operations
     Statements of Changes in Partners' Equity
     Statements of Cash Flows
     Notes to Financial Statements

                          INDEPENDENT AUDITORS' REPORT

To the Partners
Telecommunications Income Fund IX, L.P.

     We have audited the accompanying balance sheets of Telecommunications Income Fund IX, L.P. as of December 31, 1997 and 1996, and the related statements of operations, changes in partners' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Telecommunications Income Fund IX, L.P. at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Cedar Rapids, Iowa
March 5, 1998

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                   1997           1996
                                                                   ----           ----
ASSETS (NOTE 5)
  Cash and cash equivalents.................................    $   458,893    $   497,144
  Available-for-sale security...............................         65,389         60,310
  Net investment in direct financing leases and notes
     receivable (Note 2)....................................     11,513,511     13,575,298
  Allowance for possible loan and lease losses (Note 3).....     (1,922,056)      (244,814)
                                                                -----------    -----------
  Direct financing leases and notes receivable, net.........      9,591,455     13,330,484
  Equipment leased under operating leases, less accumulated
     depreciation of $261,600 in 1997 and $23,144 in 1996...      1,041,197      1,307,948
  Equipment held for sale...................................         51,000        164,487
  Intangibles, less accumulated amortization of $9,258 in
     1997 and $5,104 in 1996................................         48,582          7,615
  Other assets..............................................        384,060        274,191
                                                                -----------    -----------
TOTAL.......................................................    $11,640,576    $15,642,179
                                                                ===========    ===========
LIABILITIES AND PARTNERS' EQUITY
LIABILITIES:
  Line-of-credit agreement (Note 5).........................    $    50,557    $ 1,060,490
  Trade accounts payable....................................         17,336          4,059
  Due to affiliates.........................................         96,472         47,719
  Accrued expenses and other liabilities....................        202,272         61,352
  Lease security deposits...................................        365,752        439,033
  Note payable (Note 5).....................................             --        845,149
                                                                -----------    -----------
     Total liabilities......................................        732,389      2,457,802
                                                                -----------    -----------
PARTNERS' EQUITY, 100,000 units authorized (Notes 1,6):
  General partner, 40 units issued and outstanding..........         10,502         11,832
  Limited partners, 67,722 units in 1997 and 67,862 units in
     1996 issued and outstanding............................     10,912,710     13,192,649
  Unrealized loss on available-for-sale security............        (15,025)       (20,104)
                                                                -----------    -----------
     Total partners' equity.................................     10,908,187     13,184,377
                                                                -----------    -----------
TOTAL.......................................................    $11,640,576    $15,642,179
                                                                ===========    ===========

                       See notes to financial statements.

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                1997          1996          1995
                                                                ----          ----          ----
REVENUES:
  Income from direct financing leases....................    $1,931,886    $2,686,350    $2,873,830
  Gain on lease terminations.............................       505,834       413,880        23,355
  Interest and other income..............................       187,101       188,912        59,499
                                                             ----------    ----------    ----------
          Total revenues.................................     2,624,821     3,289,142     2,956,684
                                                             ----------    ----------    ----------
EXPENSES:
  Management and administrative fees (Note 7)............       358,588       404,256       524,279
  Other general and administrative expenses..............       145,180       170,012       105,783
  Interest expense.......................................       163,677       492,210       432,197
  Provision for possible loan and lease losses (Note
     3)..................................................     1,801,233       577,931        94,156
  Depreciation expense...................................       262,751       286,526       150,540
  Impairment loss on equipment (Note 4)..................       113,487       350,000            --
                                                             ----------    ----------    ----------
          Total expenses.................................     2,844,916     2,280,935     1,306,955
                                                             ----------    ----------    ----------
NET INCOME (LOSS)........................................    $ (220,095)   $1,008,207    $1,649,729
                                                             ==========    ==========    ==========
NET INCOME (LOSS) ATTRIBUTED TO:
  General partner........................................    $     (130)   $      593    $      970
  Limited partners.......................................      (219,965)    1,007,614     1,648,759
                                                             ----------    ----------    ----------
                                                             $ (220,095)   $1,008,207    $1,649,729
                                                             ==========    ==========    ==========
NET INCOME (LOSS) PER PARTNERSHIP UNIT...................        $(3.25)       $14.83        $24.26
                                                             ==========    ==========    ==========
WEIGHTED AVERAGE PARTNERSHIP UNITS OUTSTANDING...........        67,762        67,990        68,007
                                                             ==========    ==========    ==========

                       See notes to financial statements.

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                             UNREALIZED
                                                                              LOSS ON
                                         GENERAL       LIMITED PARTNERS      AVAILABLE-      TOTAL
                                         PARTNER     ---------------------    FOR-SALE     PARTNERS'
                                        (40 UNITS)    UNITS      AMOUNT       SECURITY      EQUITY
                                        ----------    -----      ------      ----------    ---------
BALANCE AT DECEMBER 31, 1994..........   $12,669     $67,967   $14,639,907    $     --     14,652,576
  Net income..........................       970          --     1,648,759          --      1,649,729
  Distributions to partners ($30.00
     per unit) (Note 6)...............    (1,200)         --    (2,039,008)         --     (2,040,208)
                                         -------     -------   -----------    --------    -----------
BALANCE AT DECEMBER 31, 1995..........    12,439      67,967    14,249,658          --     14,262,097
  Net income..........................       593          --     1,007,614          --      1,008,207
  Distributions to partners ($30.00
     per unit) (Note 6)...............    (1,200)         --    (2,038,373)         --     (2,039,573)
  Withdrawal of limited partners......        --        (105)      (26,250)         --        (26,250)
  Change in unrealized loss on
     available-for-sale security......        --          --            --     (20,104)       (20,104)
                                         -------     -------   -----------    --------    -----------
BALANCE AT DECEMBER 31, 1996..........    11,832      67,862    13,192,649     (20,104)    13,184,377
  Net loss............................      (130)         --      (219,965)         --       (220,095)
  Distributions to partners ($30.00
     per unit) (Note 6)...............    (1,200)         --    (2,034,580)         --     (2,035,780)
  Withdrawal of limited partners......        --        (140)      (25,394)         --        (25,394)
  Change in unrealized loss on
     available-for-sale security......        --          --            --       5,079          5,079
                                         -------     -------   -----------    --------    -----------
BALANCE AT DECEMBER 31, 1997..........   $10,502     $67,722   $10,912,710    $(15,025)   $10,908,187
                                         =======     =======   ===========    ========    ===========

                       See notes to financial statements.

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                           1997            1996            1995
                                                           ----            ----            ----
OPERATING ACTIVITIES:
  Net income (loss)................................    $   (220,095)   $  1,008,207    $  1,649,729
  Adjustments to reconcile net income (loss) to net
     cash from operating activities:
     Gain on lease terminations....................        (505,834)       (413,880)        (23,355)
     Depreciation of equipment.....................         262,751         286,526         150,540
     Amortization of intangibles...................           4,154           5,104           9,593
     Provision for possible loan and lease
       losses......................................       1,801,233         577,931          94,156
     Impairment loss on equipment..................         113,487         350,000              --
     Changes in operating assets and liabilities:
       Other assets................................        (109,869)        193,752        (251,184)
       Trade accounts payable......................          13,277         (26,917)         30,976
       Due to affiliates...........................          48,753        (159,176)        177,929
       Accrued expenses and other liabilities......         140,920         (18,296)         (7,774)
                                                       ------------    ------------    ------------
          Net cash from operating activities.......       1,548,777       1,803,251       1,830,610
                                                       ------------    ------------    ------------
INVESTING ACTIVITIES:
  Acquisition of, and purchases of equipment for,
     direct financing leases.......................      (4,628,479)     (5,970,136)     (8,646,868)
  Repayments of direct financing leases............       3,207,067       3,233,298       5,814,344
  Proceeds from termination of direct financing
     leases........................................       4,303,734       6,874,524         416,768
  Repayments of notes receivable...................           6,308              --          29,113
  Issuance of notes receivable.....................        (441,000)             --          (5,074)
  Net lease security deposits collected (paid).....         (73,281)       (102,540)         70,677
                                                       ------------    ------------    ------------
          Net cash from investing activities.......       2,374,349       4,035,146      (2,321,040)
                                                       ------------    ------------    ------------
FINANCING ACTIVITIES:
  Proceeds from line-of-credit borrowings..........      13,318,592      15,614,221      13,275,220
  Repayments of line-of-credit borrowings..........     (14,328,525)    (18,667,235)    (11,974,314)
  Proceeds from additional borrowings..............              --              --       1,350,000
  Repayments of additional borrowings..............        (845,149)       (384,282)       (120,569)
  Loan origination costs incurred..................         (45,121)             --         (13,500)
  Distributions and withdrawals paid to partners...      (2,061,174)     (2,065,823)     (2,040,208)
                                                       ------------    ------------    ------------
          Net cash from financing activities.......      (3,961,377)     (5,503,119)        476,629
                                                       ------------    ------------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS......................................         (38,251)        335,278         (13,801)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.....         497,144         161,866         175,667
                                                       ------------    ------------    ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR...........    $    458,893    $    497,144    $    161,866
                                                       ============    ============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid......................................    $    172,586    $    498,431    $    417,132
Noncash investing and financing activities:
  Available-for-sale security exchanged for payment
     on lease......................................              --          80,414              --
  Equipment reclassified from direct financing
     leases to operating leases....................              --       1,331,092       1,372,956
  Equipment reclassified from note receivable to
     operating leases..............................              --              --         107,551
  Equipment reclassified from operating leases to
     held for sale.................................              --         164,487              --
  Equipment reclassified from operating leases to
     direct financing leases.......................              --         552,098              --
  Change in unrealized loss on available-for-sale
     security......................................          (5,079)        (20,104)             --

                       See notes to financial statements.

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND NATURE OF OPERATIONS -- Telecommunications Income Fund IX, L.P. (the "Partnership") was formed on April 2, 1991 under the Iowa Limited Partnership Act. The general partner of the Partnership is Berthel Fisher & Company Leasing, Inc. (the "General Partner"), an Iowa corporation. During its offering period, which ended April 30, 1993, the Partnership sold 68,007 units of partnership interests at a price per unit of $250.

     The Partnership's operations are conducted throughout the United States. The Partnership primarily acquires telecommunications equipment for lease to third parties. The lease agreements with individual customers are generally in excess of $500,000 and certain agreements exceed 10% of the Partnership's direct finance lease portfolio (see Note 2). At any time after October 30, 1996, but no later than April 30, 1998, the Partnership will cease reinvestment in equipment and leases and will begin the orderly liquidation of Partnership assets. The Partnership must dissolve on December 31, 1999, or earlier, upon the occurrence of certain events (see Note 6).

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimated. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for possible loan and lease losses and the estimated unguaranteed residual values of the Partnership's leased equipment.

     Most of the Partnership's leases and notes receivable are with customers that are in the entrepreneurial stage and, therefore, are highly leveraged and require financing in place of or to supplement financing from banks. Although the Partnership attempts to mitigate its credit risk through the use of a variety of commercial credit reporting agencies when processing the applications of its customers, failure of the Partnership's customers to make scheduled payments under their equipment leases and notes receivable could have a material near-term impact on the allowance for possible loan and lease losses.

     Realization of residual values depends on many factors, several of which are not within the Partnership's control, including general market conditions at the time of the original contract's expiration, whether there has been unusual wear and tear on, or use of, the equipment, the cost of comparable new equipment, the extent, if any, to which the equipment has become technologically or economically obsolete during the contract term and the effects of any additional or amended government regulations. These factors, among others, could have a material near-term impact on the estimated unguaranteed residual values.

     CERTAIN RISK CONCENTRATIONS -- The Partnership's telecommunication equipment leases are concentrated in the pay telephone and hotel industries representing approximately 60% and 9%, and 78% and 7% of the Partnership's direct finance lease portfolio at December 31, 1997 and 1996, respectively.

     RELATED PARTY TRANSACTIONS -- In fulfilling its role as general partner, Berthel Fisher & Company Leasing, Inc. enters into transactions with the Partnership in the normal course of business. Further, the Partnership also enters into transactions with affiliates of Berthel Fisher & Company Leasing, Inc. These transactions are set forth in the notes that follow. Management is of the opinion that these transactions are in accordance with the terms of the Agreement of Limited Partnership.

     CASH AND CASH EQUIVALENTS -- The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     AVAILABLE-FOR-SALE SECURITY -- The Partnership has an investment in a marketable equity security classified as available-for-sale. Available-for-sale securities are carried at fair value, with unrealized gains and

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

losses reported as a separate component of partners' equity. At December 31, 1997, the security had a cost of $80,414 and an estimated fair value of $65,389, resulting in an unrealized loss of $15,025. Fair value is determined using published market prices.

     NET INVESTMENT IN DIRECT FINANCING LEASES -- The Partnership's primary activity consists of leasing telecommunications equipment under direct financing leases generally over a period of three to five years. At the time of closing a direct financing lease, the Partnership records the gross lease contract receivable, the estimated unguaranteed residual value and unearned lease income. The unearned lease income represents the excess of the gross lease receivable plus the estimated unguaranteed residual value over the cost of the equipment leased. In addition, the Partnership capitalizes all initial direct costs associated with originating the direct financing lease. The unearned income and initial direct costs are amortized to income over the lease term so as to produce a constant periodic rate-of-return on the net investment in the lease. Lessees are responsible for all taxes, insurance and maintenance costs.

     The realization of the estimated unguaranteed residual value of leased equipment depends on the value of the leased equipment at the end of the lease term and is not a part of the contractual agreement with the lessee. Estimated residual values are based on estimates of amounts historically realized by the Partnership for similar equipment and are periodically reviewed by management for possible impairment.

     Direct financing leases are accounted for as operating leases for income tax purposes.

     NOTES RECEIVABLE -- Notes receivable are carried at the principal balance outstanding. Interest income on notes receivable is accrued based on the principal amount outstanding.

     ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES -- The Partnership performs credit evaluations prior to approval of a loan and lease. Subsequently, the creditworthiness of the customer and the value of the underlying assets are monitored on an ongoing basis. Under its lease agreements, the Partnership retains legal ownership of the leased asset. The Partnership maintains an allowance for possible loan and lease losses which could arise should customers become unable to discharge their obligations under the loan and lease agreements. The allowance for possible loan and lease losses is maintained at a level deemed appropriate by management to provide for known and inherent risks in the loan and lease portfolio. The allowance is based upon a continuing review of past loss experience, current economic conditions, delinquent loans and leases, an estimate of potential loss exposure on significant customers in adverse situations, and the underlying asset value. The consideration of such future potential losses also includes an evaluation for other than temporary declines in value of the underlying assets. Loans and leases which are deemed uncollectible are charged off and deducted from the allowance. The provision for possible loan and lease losses and recoveries are added to the allowance.

     EQUIPMENT -- Equipment leased under operating leases is stated at cost less accumulated depreciation. The equipment is depreciated using the straight-line method over the estimated useful lives of the assets (five years) to the estimated residual value of the equipment at the end of the lease term. Estimated residual values are based on estimates of amounts historically realized by the Partnership for similar equipment and are periodically reviewed by management for possible impairment.

     Equipment held for sale is stated at lower of cost or estimated fair market value.

     INTANGIBLES -- Intangibles consist of organization costs incurred with the formation of the Partnership and financing costs incurred in connection with borrowing agreements. Deferred organization expenses are being amortized over a five-year period. Deferred financing costs are being amortized over the life of the related debt, which is approximately three years.

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

     TAX STATUS -- Under present income tax laws, the Partnership is not liable for income taxes, as each partner recognizes a proportionate share of the Partnership income or loss in their income tax return. Accordingly, no provision for income taxes is made in the financial statements of the Partnership.

     NET INCOME (LOSS) PER PARTNERSHIP UNIT -- Net income (loss) per partnership unit is based on the weighted average number of units outstanding (including both general and limited partners' units).

     IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS -- In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Partnership is in the process of determining its preferred format. The adoption of SFAS No. 130 will have no impact on the Partnership's results of operations, financial position or cash flows.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15,1997. Financial statement disclosures for prior periods are required to be restated. The Partnership is in the process of evaluating the disclosure requirements. The adoption of SFAS No. 131 will have no impact on the Partnership's consolidated results of operations, financial position or cash flows.

2. NET INVESTMENT IN DIRECT FINANCING LEASES AND NOTES RECEIVABLE

     The Partnership's net investment in direct financing leases and notes receivable consists of the following at December 31, 1997 and 1996:

                                                           1997           1996
                                                           ----           ----
Minimum lease payments receivable...................    $12,427,455    $15,905,074
Estimated unguaranteed residual values..............      1,192,611      1,740,217
Unearned income.....................................     (2,571,275)    (4,077,214)
Unamortized initial direct costs....................         30,028          7,221
Notes receivable....................................        434,692             --
                                                        -----------    -----------
Net investment in direct financing leases and notes
  receivable........................................    $11,513,511    $13,575,298
                                                        ===========    ===========

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

     At December 31, 1997, future minimum payments to be received under the direct financing leases and the estimated unguaranteed residuals to be realized at the expiration of the direct financing leases are as follows:

                                                            MINIMUM      ESTIMATED
                                                             LEASE      UNGUARANTEED
                                                           PAYMENTS       RESIDUAL
                                                          RECEIVABLE       VALUES
                                                          ----------    ------------
         Years ending December 31:
         1998...........................................  $ 5,735,198    $  268,006
         1999...........................................    3,366,751       134,932
         2000...........................................    2,264,123       456,652
         2001...........................................      874,775       191,865
         2002...........................................      185,312       141,156
         Thereafter.....................................        1,296            --
                                                          -----------    ----------
         Total..........................................  $12,427,455    $1,192,611
                                                          ===========    ==========

     The Partnership, General Partner and certain affiliates of the General Partner purchase directly and indirectly a substantial portion of telecommunications equipment under lease from Intellicall, Inc., a publicly-held company. The General Partner's parent and certain limited partners are investors in a limited partnership which owns approximately 7% of the outstanding common stock of Intellicall, Inc. In addition, a principal stockholder of the General Partner's parent is also an investor in this limited partnership.

     Additionally, the Partnership leases equipment to certain companies for which the General Partner or its affiliates have an ownership interest in, provide financing to, or provide investment advisory services for such companies. The Partnership's net investment in direct financing leases with these companies approximated $4,189,197 and $447,000 at December 31, 1997 and 1996, respectively.

     Four customers each account for 10% or more of the amount of income from direct financing leases for the years ended December 31, 1997, 1996 and 1995, as follows:

                                                            1997      1996      1995
                                                            ----      ----      ----
Customer A................................................    9%       10%       13%
Customer B................................................   --        --        12
Customer C................................................   --        12        17
Customer D................................................   10        10         4

3. ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES

     The changes in the allowance for possible loan and lease losses for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                                  1997        1996        1995
                                                  ----        ----        ----
Balance at beginning of year.................  $  244,814   $ 364,156   $270,000
Provision....................................   1,801,233     577,931     94,156
Charge-offs..................................    (123,991)   (697,273)        --
                                               ----------   ---------   --------
Balance at end of year.......................  $1,922,056   $ 244,814   $364,156
                                               ==========   =========   ========

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

     The allowance for possible loan and lease losses consisted of specific allowances of $1,623,810, $22,000 and $0 for certain leases and general unallocated allowances of $298,246, $222,814, and $364,156 at December 31, 1997, 1996 and 1995, respectively.

     On October 10, 1995, a lessee of the Partnership, Value-Added Communications, Inc. ("VAC") filed a petition seeking protection under Chapter 11 of the Bankruptcy Act. The Partnership's net investment in its leases with this customer was $1,676,442 at December 31, 1995 representing approximately 9% of the Partnership's net investment in direct financing leases. The bankruptcy court's Order Approving Emergency Sale indicated that of the Partnership's total net investment in direct financing leases with VAC, $1,053,919 of leases would be purchased from the Partnership by other unrelated third parties at no loss to the Partnership. The remaining net investment balance of $622,523, comprised of one lease, was expected to continue to be repaid according to the terms of the original lease. The revenues generated by the assets under such remaining lease were considered adequate to repay the lease according to the original terms.

     During 1996, pursuant to the court order, $1,202,442 of leases were sold to unrelated third parties which resulted in a loss of approximately $57,000 and was charged to the allowance for possible loan and lease losses. The remaining $474,000 investment in VAC leases was collateralized by a $100,000 certificate of deposit and a guaranty to the Partnership by the site owner where certain equipment formerly under lease was located. During the third quarter of 1996, the Partnership received $100,000 from the certificate of deposit and a note receivable with a net present value of $201,034 as final settlement of its claims in the bankruptcy of VAC. Therefore, $172,966 was charged to the provision for possible loan and lease losses with respect to VAC.

     On May 6, 1996, a lessee of the Partnership, United Tele-Systems of Virginia, Inc. ("UTS") filed a Voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code. The bankruptcy petition was dismissed on May 22, 1996 and, in connection therewith, the Partnership exercised its right to manage the assets leased to UTS. The net investment in the leases at the time the assets were repossessed was approximately $200,000. The Partnership, the General Partner, an affiliated partnership and UTS were named in a lawsuit, filed by another creditor of UTS. The creditor was claiming $360,000 in compensatory damages and $350,000 in punitive damages. Based on offers to purchase the pay telephone equipment and an expected settlement offer related to the lawsuit, the Partnership expected to incur a loss upon the sale or re-lease of this equipment. Management charged $135,000 to the provision for possible loan and lease losses for the expected loss in 1996 and reclassified its net investment in the equipment, net of the specific allowance, to equipment under operating leases pending the equipment's ultimate sale or re-lease. These assets were sold during 1997 to another customer with no additional loss to the Partnership. Also, the lawsuit was settled pending the outcome of an audit which is in process. Management believes any loss as a result of the audit is adequately covered by the Partnership's general allowance.

     During 1996, management provided a specific reserve of $284,000 related to a lease with a customer and due to the uncertainty regarding the amount and timing of future payments reclassified its net investment in the lease at December 31, 1996 of $1,273,643, net of the specific allowance, to equipment under operating leases. At December 31, 1997, the net investment in this equipment was $1,037,197. The equipment under this lease is being depreciated under the straight-line method over its estimated remaining life. Depreciation expense in 1997 amounted to $236,446. Under the operating lease, the customer is to pay the Partnership an amount based on a percent of the customer's monthly net cash proceeds from operating the pay phone route. The Partnership received $104,477 in 1997 from the customer under this arrangement. Management is currently seeking to sell this equipment, but as of December 31, 1997, has not found a buyer. Management estimates the fair market value of the equipment to be its carrying value at December 31, 1997.

     Due to cash flow problems experienced during 1997 by a lessee of the Partnership, North American Communications Group, Inc. ("NACG"), the Partnership, in an attempt to protect the assets leased to NACG, advanced funds to various entities to whom NACG owed money related to the operation of such

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

leased assets. In addition, the Partnership assisted in arranging a management agreement between NACG and another entity to attempt to improve NACG's cash flow generated by the leased assets. In spite of the funds advanced by the Partnership and the management agreement, the cash flow of NACG continued to deteriorate. During the past several months, the General Partner actively solicited bids from parties to purchase the assets associated with the Partnership leases to NACG. Based on the value of similar assets and contract sites, management believed the equipment leased to NACG had substantial value. However, the offers received were not adequate to cover additional funds which were required to be advanced to keep the equipment sites operating. The General Partner, therefore, determined it was no longer economically feasible to continue to advance funds on behalf of NACG, discontinued doing so and informed all site operators of that decision. As a result, the Partnership decided to provide for a specific allowance of $1,596,739 at December 31, 1997 which is equal to the carrying value of the leases and advances associated with NACG.

     The Partnership and an affiliated partnership, Telecommunications Income Fund X, have initiated a foreclosure action against NACG and the guarantors under the leases and advances seeking the sale of the assets and a judgment against NACG and the guarantors for any deficiency. Amounts received, if any, will be credited to the allowance for possible loan and lease losses.

4. EQUIPMENT HELD FOR SALE

     In May 1995, the Partnership exercised its right to manage the assets leased to Telecable/Continental due to nonpayment of lease receivables. At the time the Partnership assumed management of these assets, its net investment in the leases approximated $1,400,000 and the Partnership subsequently purchased approximately $100,000 of additional equipment. During 1996, $814,000 of this net investment was leased to an unrelated party under a direct financing lease, which was paid off in December 1996. The remaining net equipment cost, which had been depreciated to $514,487 and relates to hotel satellite television equipment, is expected by management to be recovered through the sale of the equipment. Such net equipment cost has been adjusted for an impairment loss of $350,000 in 1996 and $113,487 in 1997, to reflect management's estimated fair market value of the equipment. This equipment was held for sale by the Partnership throughout 1997.

5. BORROWING AGREEMENTS

     The Partnership has a line-of-credit agreement with a bank which bears interest at a variable rate of 9.5%, 10.13% and 9.5% at December 31, 1997, 1996 and 1995, respectively. On September 11, 1995, the line-of-credit agreement was amended to extend the maturity date to November 30, 1997 and reduce the interest rate from 2.25% over prime to 1.0% over prime (minimum interest charge of $7,500 per month). In addition, certain loan covenants were changed. The agreement was further amended during 1997 to extend the maturity date to April 30, 1998 and reduce the line-of-credit available to the lesser of $2 million (previously $6.25 million), or 32% of the Partnership's Qualified Accounts, as defined in the agreement. The minimum interest charge was also reduced to $3,000 per month. The agreement is cancellable by the lender after giving a 90-day notice and is collateralized by substantially all assets of the Partnership. The line-of-credit is guaranteed by the General Partner and certain affiliates of the General Partner. Management is currently working with the existing lender to renew the line-of-credit. Management believes amounts available under the line of credit are adequate for the foreseeable future.

     The Partnership also had an installment loan agreement which bore interest at 8.91% and was due in monthly installments through November 1998 with a subjective acceleration clause. The agreement was collateralized by certain direct financing leases and a second interest in all other Partnership assets. The agreement was also guaranteed by the General Partner. Covenants under the agreement required the

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

Partnership, among other things, to be profitable, not exceed a 40% debt to original equity raised ratio, and not sell a material portion of its assets. This note was paid in full at December 31, 1997.

6. LIMITED PARTNERSHIP AGREEMENT

     The Partnership was formed pursuant to an Agreement of Limited Partnership dated as of April 2, 1991 and amended August 12, 1991 (the "Agreement"). The Agreement outlines capital contributions to be made by the partners and the allocation of cash distributions, net income and net loss to the partners. Capital contributions by the partners to the Partnership consist of the $10,000 contributed by the General Partner and the amounts contributed by limited partners for the purchase of their units.

     Net income or net loss allocated to the limited partners will be apportioned among them based on the number of limited partnership units held and on the number of months within the respective year that such units were held. Any share of Partnership net loss will first be allocated to the limited partners to the extent of their positive capital account balances. Any share of additional net loss will be allocated to the General Partner. Any Partnership net income will first be allocated to partners with negative capital accounts in proportion to, and to the extent of, such negative capital accounts. Except as provided below, any additional net income will then be allocated to the General Partner and limited partners based on number of units held. During liquidation of the Partnership, when cash distributions are to be made 80% to the limited partners and 20% to the General Partner (see below), net income will be allocated 80% to the limited partners and 20% to the General Partner.

     During the Partnership's operating phase, to the extent there is cash available for distribution, cash distributions will be made on a monthly or quarterly basis in the following order of priority: first, to reimburse the General Partner for administrative services it provides to the Partnership, as further described in the Agreement (see Note 7); second, to the limited partners up to amounts representing a 12% annual return on their adjusted capital contribution (as defined), of which 8% annually will be cumulative; and third, to the General Partner, representing a monthly equipment management fee of 5% of the gross rental payments received by the Partnership (see Note 7). To the extent that cash is not available to pay all or a portion of the equipment management fee pursuant to the above priority distributions, such fee will accrue and accumulate. Any remaining cash distributions after payment of the above (including arrearages) will be paid, at the discretion of the General Partner, to the limited partners.

     During the Partnership's liquidation phase, cash available for distribution will be distributed in the following order of priority: first, for payment of the General Partner's administrative services expense described above; second, to the limited partners for any arrearage in their 8% cumulative priority return; third, to the limited partners for 100% of their adjusted capital contributions; fourth, to the limited partners, distributions totaling 12% annually, noncompounded, on their adjusted capital contributions; fifth, to the General Partner for any arrearage in its equipment management fee; and, sixth, 80% to the limited partners and 20% to the General Partner (provided, however, that the General Partner will not receive such amounts unless the limited partners have received total distributions equal to their capital contribution plus a 12% annualized return).

7. MANAGEMENT AND SERVICE AGREEMENTS

     The Partnership pays an equipment management fee equal to 5% of the amount of gross rental payments received, to the General Partner. The General Partner, in turn, pays 50% of those fees to its parent. During the years ended December 31, 1997, 1996 and 1995, the management fees aggregated $274,588, $329,481 and
$441,972, respectively.

                    TELECOMMUNICATIONS INCOME FUND IX, L.P.

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

     In addition, the General Partner is reimbursed for certain other costs under an administrative services agreement. Amounts incurred by the Partnership pursuant to this agreement amounted to $84,000, $74,775 and $82,307 for the years ended December 31, 1997, 1996 and 1995, respectively.

     As a part of the issuance of partnership units, the Partnership paid commissions of 10% to Berthel Fisher & Company Financial Services, Inc., a broker-dealer affiliated with the General Partner, and reimbursed other offering expenses of up to 4% of the gross proceeds to the General Partner. These fees have been treated as syndication costs and charged directly to partners' equity.

8. RECONCILIATION OF FINANCIAL AND INCOME TAX REPORTING BASIS

     A reconciliation of net income (loss) for financial reporting purposes with the related amount reported for income tax purposes is as follows:

                                              1997                    1996                    1995
                                      --------------------    --------------------    --------------------
                                                     PER                     PER                     PER
                                        AMOUNT       UNIT       AMOUNT       UNIT       AMOUNT       UNIT
                                        ------       ----       ------       ----       ------       ----
Net income (loss) for financial
  reporting purposes..............    $ (220,095)   $(3.25)   $1,008,207    $14.83    $1,649,729    $24.26
Adjustment to convert direct
  financing leases to operating
  leases for income tax
  purposes........................      (228,053)    (3.36)      179,482      2.64       182,729      2.69
Net change in allowance for
  possible loan and lease
  losses..........................     1,677,242     24.75      (119,342)    (1.76)       94,156      1.38
Gain (loss) on lease
  terminations....................       291,099      4.30     1,618,985     23.81      (659,300)    (9.69)
                                      ----------    ------    ----------    ------    ----------    ------
Net income for income tax
  reporting purposes..............    $1,520,193    $22.44    $2,687,332    $39.52    $1,267,314    $18.64
                                      ==========    ======    ==========    ======    ==========    ======

9. DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value amounts disclosed below are based on estimates prepared by management of the Partnership based on valuation methods appropriate in the circumstances. Generally accepted accounting principles do not require disclosure for lease contracts. The carrying amount for financial instruments included among cash and cash equivalents, line-of-credit agreement, and other short-term payables approximates their fair value because of the short maturity of those instruments or the variable interest rate feature of the instrument. Also, the Partnership's available-for-sale security is reported at market value. The estimated fair value of other significant financial instruments are based principally on discounted future cash flows at rates commensurate with the credit and interest rate risk involved.

     The estimated fair values of the Partnership's other significant financial instruments are as follows at December 31, 1997 and 1996:

                                                               1997                        1996
                                                      ----------------------      ----------------------
                                                      CARRYING        FAIR        CARRYING        FAIR
                                                       AMOUNT        VALUE         AMOUNT        VALUE
                                                      --------       -----        --------       -----
Note payable....................................      $    --       $     --      $845,149      $845,149
Notes receivable................................      434,692        434,692            --            --

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     A. The General Partner of the registrant:

          Berthel Fisher & Company Leasing, Inc., an Iowa corporation.

     B. Executive officers of the General Partner of the Registrant:

          Thomas J. Berthel (age 46) -- Mr. Berthel is the Chief Executive Officer and Director of the General Partner, a position he has held since the General Partner's inception in 1988. Mr. Berthel is also President and a Director of the General Partner's parent, Berthel Fisher & Company, Inc. ("Berthel Fisher"), which he founded in 1985, and Berthel Fisher's other subsidiaries, Berthel Fisher & Company Financial Services, Inc.; Berthel Fisher & Company Management Corp.; Berthel Fisher & Company Planning, Inc.; and one other corporation which acts as general partner of a separate private program. He also serves as the Chairman of the Board and Director of Amana Colonies Golf Course, Inc. Mr. Berthel holds a bachelor's degree from St. Ambrose College in Davenport, Iowa (1974). From 1974 to 1982, Mr. Berthel was President and majority shareholder of Insurance Planning Services Corporation in Maquoketa, Iowa, which was engaged in the operation of a securities and insurance business. Mr. Berthel holds a Financial and Operation Principal license issued by the National Association of Securities Dealers, Inc. Mr. Berthel is also a Certified Life Underwriter. Mr. Berthel also serves as an individual general partner of the limited partnership referred to above. Mr. Berthel received a MBA degree from the University of Iowa in 1993.

          Ronald O. Brendengen (age 42) -- Mr. Brendengen is the Treasurer, Chief Financial Officer, and a Director (1988 to present) of the General Partner. He was elected to his current offices in October, 1996. He has served as Secretary (1994 - March, 1995), Treasurer (1988 - August 1995) and Chief Financial Officer (1994 - August 1995) of the General Partner. He served as Controller (1985-1993), Treasurer (1987-present), Chief Financial Officer, Secretary and a Director (1987-present), and was also elected Chief Operating Officer in January 1998, of Berthel Fisher & Company, the parent company of the General Partner. Mr. Brendengen serves as the Treasurer, Chief Financial Officer and a Director of Berthel Fisher & Company Planning, Inc., the trust advisor of Berthel Growth & Income Trust I, a company required to file reports pursuant to the Securities Exchange Act of 1934. He also serves in various offices and as a Director of each subsidiary of Berthel Fisher & Company. Mr. Brendengen holds a certified public accounting certificate and worked in public accounting during 1984 and 1985. From 1979 to 1984, Mr. Brendengen worked in various capacities for Morris Plan and MorAmerica Financial Corp., Cedar Rapids, Iowa. Mr. Brendengen attended the University of Iowa before receiving a bachelor's degree in Accounting and Business Administration with a minor in Economics from Mt. Mercy College, Cedar Rapids, Iowa, in 1978.

          Nancy L. Lowenberg (age 39), has been elected Vice President and Chief Operating Officer of the General Partner beginning January 2, 1997. From September 1986 to December 1996, Ms. Lowenberg was employed by Firstar Bank Iowa, N.A., in Cedar Rapids. Since 1986 Ms. Lowenberg was Vice President Commercial Loans. As Vice President Commercial Loans, she was relationship manager of 62 accounts with approximately $70,000,000 of committed credit. She had responsibility for credit quality, annual review and maintenance of existing accounts and business development. From 1981 to 1986 Ms. Lowenberg was employed by First Bank Systems. Ms. Lowenberg received her Bachelor of Science Agricultural Business with a minor in Finance in 1981 from Iowa State University, Ames, Iowa.

ITEM 11. EXECUTIVE COMPENSATION

     Set forth is the information relating to all direct remuneration paid or accrued by the Registrant during the last three years to the General Partner:

               (A)                     (B)           (C)             (C1)            (C2)               (D)
                                                                                 SECURITIES OF
                                                                                   PROPERTY
                                                CASH AND CASH                      INSURANCE        AGGREGATE OF
                                                                                                     CONTINGENT
                                      YEARS    EQUIVALENT FORMS                   BENEFITS OR
                                                                                 REIMBURSEMENT
  NAME OF INDIVIDUAL CAPACITIES       ENDED    OF REMUNERATION       FEES      PERSONAL BENEFITS    OR FORMS OF
           WHICH SERVED                                                                             REMUNERATION
----------------------------------    ----            --           --------           --                 --
Berthel Fisher & Co...............    1997            $0           $358,588           $0                 $0
  Leasing, Inc.                       1996            $0           $404,256           $0                 $0
  General Partner                     1995            $0           $524,279           $0                 $0

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (a) No person owns of record, or is known by the Registrant to own beneficially, more than five percent of the Partnership Units.

     (b) The General Partner of the Registrant owns Units of the Registrant set forth in the following table.

              (1)                           (2)                          (3)                       (4)
                                    NAME AND ADDRESS OF          AMOUNT AND NATURE OF
        TITLE OF CLASS              BENEFICIAL OWNERSHIP         BENEFICIAL OWNERSHIP        PERCENT OF CLASS
-------------------------------    ----------------------      ------------------------           -----
     Units.....................    Berthel Fisher & Co.        Forty (40) Units;                  0.06%
                                   Leasing, Inc.
                                   100 2nd Street S.E.
                                   Cedar Rapids, IA 52401

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Related party transactions are described in Notes 2 and 7 of Notes to Financial Statements.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

      (a)1.  Financial Statements.
                                                                           PAGE
                                                                           NO.
                                                                            --
             Balance Sheets at December 31, 1997 and 1996................   12
             Statements of Operations for the Years Ended December 31,
             1997, December 31, 1996 and December 31, 1995...............   13
             Statements of Changes in Partners' Equity for the Years
             Ended December 31, 1997, December 31, 1996 and December 31,
             1995........................................................   14
             Statements of Cash Flows for the Years Ended December 31,
             1997, December 31, 1996 and December 31, 1995...............   15
             Notes to Financial Statements...............................   16
         2.  Financial Statements Schedules
             Information pursuant to Rule 12-09 (Schedule II) is included in the financial statements and notes thereto.
         3.  Exhibits
             3, 4  Amended and Restated Agreement of Telecommunications
             Income Fund IX, L.P. currently in effect dated as of August
                   12, 1991(1)

-------------------------
(1) Incorporated herein by reference to Partnership Exhibit A to the prospectus included in the Partnership's post effective amendment No. 4 to Form S-1 registration statement filed on December 22, 1992.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TELECOMMUNICATIONS INCOME FUND IX,
                                                           L.P.

                                          --------------------------------------
                                                       (Registrant)

By Berthel Fisher & Company Leasing, Inc.

                 By: /s/ THOMAS J. BERTHEL                   Date: March 13, 1998
  ------------------------------------------------------
                     Thomas J. Berthel
                         President

         By Berthel Fisher & Company Leasing, Inc.

               By: /s/ RONALD O. BRENDENGEN                  Date: March 13, 1998
  ------------------------------------------------------
                   Ronald O. Brendengen
            Chief Financial Officer, Treasurer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                   /s/ THOMAS J. BERTHEL                     Date: March 13, 1998
-----------------------------------------------------------
                     Thomas J. Berthel
       Chief Executive Officer, President, Director
          Berthel Fisher & Company Leasing, Inc.
                 Corporate General Partner

                  /s/ NANCY L. LOWENBERG                     Date: March 13, 1998
-----------------------------------------------------------
                    Nancy L. Lowenberg
             Chief Operating Officer, Director
          Berthel Fisher & Company Leasing, Inc.
                 Corporate General Partner

                 /s/ RONALD O. BRENDENGEN                    Date: March 13, 1998
-----------------------------------------------------------
                   Ronald O. Brendengen
                    Treasurer, Director
          Berthel Fisher & Company Leasing, Inc.
                 Corporate General Partner

                   /s/ DANIEL P. WEGMANN                     Date: March 13, 1998
-----------------------------------------------------------
                     Daniel P. Wegmann
                        Controller
          Berthel Fisher & Company Leasing, Inc.
                 Corporate General Partner

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
3, 4       Amended and Restated Agreement of Telecommunications Income
           Fund IX, L.P. currently in effect dated as of August 12,
           1991(1)

-------------------------
(1) Incorporated herein by reference to Partnership Exhibit A to the prospectus included in the Partnership's post effective amendment No. 4 to Form S-1 registration statement filed on December 22, 1992.

                                 FORM OF PROXY


                    TELECOMMUNICATIONS INCOME FUND IX, L.P.
                          an Iowa Limited Partnership
                              (THE "PARTNERSHIP")


THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER, BERTHEL FISHER & COMPANY LEASING, INC. THIS SOLICITATION OF PROXIES EXPIRES ON MAY 26, 1998, UNLESS EXTENDED OR TERMINATED EARLIER. YOUR VOTE WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW. IF NO INSTRUCTIONS ARE INDICATED ON THIS PROXY, BY YOUR SIGNATURE YOU WILL BE DEEMED TO HAVE CONSENTED TO ALTERNATIVE ONE.


                                ALTERNATIVE ONE

If Alternative One is selected the following Resolutions will be adopted:

                                   RESOLUTION

                 Article III of the Partnership Agreement is amended to read as follows (the new portion is shown in boldface type):

                 "The Partnership commences at the time of the filing of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Iowa, and will continue until December 31, 2004, unless sooner dissolved and terminated as provided herein."

                                   RESOLUTION

                 Article XVI of the Partnership Agreement is amended to add the following new section, which will give the General Partner the express rights, authority and power:

                 "16.1.24         To cause the formation of one or more
                 subsidiary entities, including, without limitation, corporations and limited liability companies, and to capitalize a subsidiary in any manner that the General Partner deems to be in the best interest of the Partnership and the Limited Partners; to enter into transactions with its subsidiaries, and to enter into agreements with its subsidiaries, including, without limitation, agreements involving the sale or lease of any Equipment to or by the Partnership, the rendering of services to or by the Partnership, or the lending of any monies or other property to or by the Partnership."

                                   RESOLUTION

                 Article XVI of the Partnership Agreement is amended to add the following new section:

                 "16.1.25         To continue to manage any leases and other
                 assets after transfer of such leases and other assets by the Partnership to a wholly owned subsidiary where such leases and other assets are securitized by the subsidiary in order to issue debt instruments (a securitization transaction) and to receive, during either the Operating Phase or Liquidating Phase, management fees for doing so, provided, however, the General Partner will (i) receive as management fees no more than the lesser of the amount normally charged in the industry for servicing leases in a securitization transaction or two percent (2%) of the Gross Rental Payments received on account of such leases, and
                 (ii) enter into an agreement to continue to manage leases only if doing so is necessary to facilitate a securitization transaction and would benefit the Partnership.
                 Notwithstanding the foregoing, if the Partnership enters into an agreement to manage the leases and other assets in a securitization transaction, the management fees paid to the General Partner for acting with respect to such agreement on behalf of the Partnership will not exceed the fees received by the Partnership pursuant to such agreement."

                                   RESOLUTION

                 Article XVI of the Partnership Agreement is amended to add the following new section:

                 "16.1.26         To cause a subsidiary of the Partnership to
                 issue its debt instruments and to grant security interests in assets of the subsidiary."


                                   RESOLUTION

                 The last sentence of Section 11.4.1 is amended to read as follows:

                 "During the Liquidating Phase, Liquidating Distributions will be made at such times and in such intervals as the General Partner determines, but in no event shall Liquidating Distributions be made less frequently than quarterly to all Partners to the extent available. If made quarterly, such Liquidating Distributions shall be paid within five (5) days after the end of each quarter."


                                ALTERNATIVE TWO

If Alternative Two is selected the following Resolution will be adopted:

                                   RESOLUTION

                 Article III of the Partnership Agreement is amended to read as follows (the new portion is shown in boldface type):

                 "The Partnership commences at the time of the filing of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Iowa, and will continue until December 31, 2004, unless sooner dissolved and terminated as provided herein."

You may vote on Alternative One or Alternative Two, or you may Abstain. The General Partner recommends that you vote in favor of Alternative One. Vote by marking one of the following boxes:

FOR ALTERNATIVE ONE            FOR ALTERNATIVE TWO                ABSTAIN

       [ ]                             [ ]                          [ ]


SIGNED BUT UNMARKED PROXIES WILL BE DEEMED TO BE A VOTE IN FAVOR OF ALTERNATIVE ONE, AND WILL BE DEEMED, PURSUANT TO THE PARTNERSHIP AGREEMENT, TO HAVE DIRECTED THE GENERAL PARTNER TO VOTE TO APPROVE ALTERNATIVE ONE.

The undersigned, a Limited Partner of the Partnership, acting with respect to all of the Partnership Units held by the undersigned, hereby acknowledges receipt of the Proxy Solicitation Statement dated May 1, 1998 ("Statement").

Please sign exactly as name appears on your certificate. When interests are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized person.


----------------------------------------
Signature


----------------------------------------
Signature (if held jointly)


----------------------------------------
Title

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO :

                                 Mr. Les Smith
                                   Secretary
                        Berthel Fisher & Company Leasing
                            100 Second Street. S.E.
                           Cedar Rapids, Iowa 520401

A postage paid envelope has been enclosed with the Proxy materials for your convenience. However, in order to insure that Proxies are received in time, Limited Partners may wish to send the Proxy by using an overnight courier delivery or, if the Proxy is to be delivered by United States mail, you may wish to use certified or registered mail, return receipt requested.

To be counted, a duly completed and signed Proxy (or facsimile thereof) must be received by the General Partner at the address (or facsimile number) set forth below before 10:00 A.M. Central Standard Time, on May 26, 1998, unless extended or terminated earlier.

By Mail:         Mr. Les Smith
                 Secretary
                 Berthel Fisher & Company Leasing
                 100 Second Street. S.E.
                 Cedar Rapids, Iowa 520401

By Hand Delivery:         Berthel Fisher & Company Leasing

                          100 Second Street. S.E.
                          Cedar Rapids, Iowa 520401

By Facsimile:             Mr. Les Smith
                          (319) 365-9141

For Information Call:     Mr. Les Smith, Ms. Nancy Lowenberg or Mr. Ronald O.
                          Brendengen
                          Berthel Fisher & Company Leasing
                          100 Second Street. S.E.
                          Cedar Rapids, Iowa 520401
                          (319) 365-2506